Filed Pursuant to Rule 424(b)(5)
Registration No. 333-239759
PROSPECTUS SUPPLEMENT
(To Prospectus dated July 17, 2020)
9,411,765 Shares

InflaRx N.V.
Ordinary Shares
This prospectus supplement relates to the offer and sale of 9,411,765 ordinary shares, nominal value €0.12 per share, or ordinary shares.
Our ordinary shares trade on the Nasdaq Global Market, or Nasdaq, under the trading symbol “IFRX.” On April 10, 2023, the last sale price of our ordinary shares as reported on Nasdaq was $4.95 per share.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 16 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$4.250	$40,000,001
Underwriting discount(1)	$0.255	$2,400,000
Proceeds, before expenses, to us	$3.995	$37,600,001
(1)	See “Underwriting” for details regarding underwriting compensation payable to the underwriters in connection with this offering.
We have granted the underwriters a 30-day option to purchase up to 1,411,764 additional ordinary shares from us at the public offering price, less the underwriting discount.
Delivery of the securities is expected to be made on or about April 14, 2023.
Sole Booking-Running Manager
Raymond James
Co-Manager
LifeSci Capital
The date of this prospectus supplement is April 11, 2023.

PROSPECTUS
S-i

PRESENTATION OF FINANCIAL INFORMATION
We report in Euros under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.
In this prospectus supplement, unless otherwise indicated, some U.S. dollar amounts have been translated into Euros at a rate of €1.00 to $1.0666, the exchange rate quoted as of December 31, 2022 by the European Central Bank. Such amounts are not necessarily indicative of the amounts of Euros that could actually have been purchased upon exchange of U.S. dollars at the dates indicated and have been provided solely for the convenience of the reader. All references in this prospectus supplement to “$” or “dollar” refer to U.S. dollars and all references to “€” and “euro” mean Euro, unless otherwise noted.
S-ii

TRADEMARKS
This prospectus supplement contains some of our trademarks, including “InflaRx” and “Gohibic.” Each of these trademarks, trade names or service marks is either our registered trademark or a trademark for which we have a pending application. The trademarks, trade names and service marks appearing in this prospectus supplement are property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.
S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus describes more general information, some of which may not apply to this offering.
Before buying any securities that we are offering, we urge you to carefully read both this prospectus supplement and the accompanying prospectus together with all of the information incorporated by reference herein and therein, including the information in the documents to which we have referred you in the section of the prospectus supplement entitled “Incorporation of Certain Information by Reference” and in the sections of the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed by us with the SEC. We have not, and the underwriters have not, authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
For investors outside the United States: we and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus outside the United States.
You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
For the avoidance of doubt, the terms “ordinary shares” and “common shares” have the same meaning and are used interchangeably in this prospectus supplement and the accompanying prospectus.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “InflaRx N.V.,” “InflaRx,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to InflaRx N.V. and its subsidiaries.
S-iv

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the financial statements and other documents incorporated by reference in this prospectus supplement contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “predict,” “potential” or “continue,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.
The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:
•
the timing, progress and results of clinical trials of our product candidates and statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, the costs of such trials and our research and development programs generally;

•
our interactions with regulators regarding the results of clinical trials and potential regulatory approval pathways, including related to our biologics license application, or BLA, submission for Gohibic (vilobelimab), and our ability to obtain and maintain full regulatory approval of vilobelimab or Gohibic (vilobelimab) for any indication;

•	our ability to leverage our proprietary anti-C5a and anti-C5aR technologies to discover and develop therapies to treat complement-mediated autoimmune and inflammatory diseases;
•	our ability to protect, maintain and enforce our intellectual property protection for vilobelimab and any other product candidates, and the scope of such protection;
•
whether the Food and Drug Administration, or the FDA, European Medicines Agency, or the EMA, or comparable foreign regulatory authority will accept or agree with the number, design, size, conduct or implementation of our clinical trials, including any proposed primary or secondary endpoints for such trials;

•
the success of our future clinical trials for vilobelimab and any other product candidates and whether such clinical results will reflect results seen in previously conducted preclinical studies and clinical trials;

•
our expectations regarding the size of the patient populations for, market opportunity for, coverage and reimbursement for and clinical utility of Gohibic (vilobelimab) in its approved or authorized indication or for vilobelimab and any other product candidates, if approved for commercial use;

•
our manufacturing capabilities and strategy, including the scalability and cost of our manufacturing methods and processes and the optimization of our manufacturing methods and processes, and our ability to continue to rely on our existing third-party manufacturers and our ability to engage additional third-party manufacturers for our planned future clinical trials and for commercial supply of vilobelimab and for the finished product Gohibic (vilobelimab);

•	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing;
•	our expectations regarding the scope of any approved indication for vilobelimab;
•	our ability to defend against liability claims resulting from the testing of our product candidates in the clinic or, if, approved, any commercial sales;
•	our ability to commercialize Gohibic (vilobelimab) or our other product candidates;
S-v

•	if any of our product candidates obtain regulatory approval, our ability to comply with and satisfy ongoing obligations and continued regulatory overview;
•	our ability to comply with enacted and future legislation in seeking marketing approval and commercialization;
•	our future growth and ability to compete, which depends on our retaining key personnel and recruiting additional qualified personnel;
•	our competitive position and the development of and projections relating to our competitors in the development of C5a and C5aR inhibitors or our industry; and
•	other risk factors discussed herein under “Risk Factors” or incorporated herein by reference.
Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.
S-vi

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement carefully, including the “Risk Factors” section in this prospectus supplement, the risks set forth under the “Risk Factors” heading in our Annual Report on Form 20-F for the year ended December 31, 2022 and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus.
InflaRx N.V.
Our Business
We are a clinical-stage biopharmaceutical company focused on applying our proprietary anti-C5a and anti-C5aR technologies to discover and develop first-in-class, potent and specific inhibitors of the complement activation factor known as C5a and small molecule inhibitors of C5aR. C5a is a powerful inflammatory mediator involved in the progression of a wide variety of autoimmune and other inflammatory diseases. Our lead product candidate, vilobelimab, is a novel intravenously delivered first-in-class anti-C5a monoclonal antibody that selectively binds to free C5a and has demonstrated disease-modifying clinical activity and tolerability in multiple clinical settings.
We are developing vilobelimab for the treatment of pyoderma gangrenosum, or PG, a chronic inflammatory skin disorder for which we have submitted a Phase III clinical trial protocol to the FDA. We expect to begin enrolling patients in such Phase III study in mid-2023. Beyond PG, we are developing vilobelimab to address a wide array of complement-mediated diseases with significant unmet medical needs, including severe COVID-19, in for which we recently received emergency use authorization, or EUA, from the FDA. See “—Recent Developments.” We are also developing IFX002, a life-cycle management product for vilobelimab and INF904, an orally administered, small-molecule inhibitor of C5aR, for which we are currently conducting a Phase I study in healthy volunteers.
We are also developing vilobelimab for the treatment of PD-1 / PD-L1 inhibitor resistant / refractory locally advanced or metastatic cSCC. We are recruiting patients in two independent arms, vilobelimab as monotherapy and in combination with pembrolizumab. The main objectives of the trial are to assess the safety and antitumor activity of vilobelimab monotherapy and to determine the maximum tolerated or recommended dose, safety and antitumor activity in the combination arm in order to evaluate and establish the safety of vilobelimab in cSCC patients. Initial data from this study are expected to be available in the first half of 2024.
We are also developing IFX002 for the treatment of chronic inflammatory diseases. IFX002 is a highly potent anti-C5a antibody, which binds to the same domain of the C5a protein as vilobelimab, but which has a higher humanization grade and altered pharmacokinetic properties compared to vilobelimab. IFX002 is currently in pre-clinical development. We consider IFX002 to be a life-cycle management product to vilobelimab, given the longer remaining patent life of IFX002.
To expand the breadth of our anti-C5a/C5aR technologies, we are also developing INF904, a product candidate that targets the C5aR receptor. In INF904, we discovered a small molecule C5aR inhibitor that in pre-clinical studies has shown potential for superior characteristics to the only approved C5aR inhibitor, avacopan. INF904 has provided higher plasma exposure in animals, including non-human primates, and improved inhibitory activity in a hamster neutropenia model compared to avacopan. Furthermore, in contrast to avacopan, in vitro experiments showed INF904 has substantially less inhibition of the cytochrome P450 enzymes 3A4/5 (CYP3A4/5). INF904 demonstrated potential for anti-inflammatory therapeutic effects in several preclinical disease models. We are conducting a Phase I single and multiple ascending dose clinical study since November of 2022. We are currently evaluating several clinical indications in which this drug candidate may be developed after completion of the Phase I study. We plan to study INF904 in complement-mediated, chronic autoimmune and inflammatory conditions where an oral low molecular weight compound might have advantages or is needed for patients and where oral delivery is the medically preferred route of administration.

Recent Developments
In April 2023, we received EUA from the FDA for Gohibic (vilobelimab) for the treatment of critically ill COVID-19 patients. Specifically, we received EUA for the treatment of COVID-19 in hospitalized adults when initiated within 48 hours of receiving invasive mechanical ventilation (IMV) or extracorporeal membrane oxygenation (ECMO).
The data supporting the EUA were based on the previously announced results of the multicenter Phase III PANAMO trial. PANAMO is one of the largest 1:1 randomized, double-blind placebo-controlled trials in invasively mechanically ventilated COVID-19 patients in intensive care units. A total of 369 patients were randomly assigned to the vilobelimab treatment group (six 800-mg infusions) or the placebo group. Both groups also received standard of care, which included treatment with anti-coagulants, dexamethasone and other immunomodulators. The data showed that vilobelimab treatment improved survival with a relative reduction in 28-day all-cause mortality of 23.9% compared to placebo in the global data set. The data have been published in The Lancet Respiratory Medicine.
We are continuing discussions with the FDA related to submission of a BLA for full approval of Gohibic (vilobelimab) in such COVID-19 indication. We have also completed encouraging meetings with the rapporteur and co-rapporteur teams of the European Committee for Medicinal Products for Human Use related to a planned marketing authorization application with EMA.
In 2021, we were awarded a grant of up to €43.7 million (amount subsequently reduced to €41.4 million due to adjustments in our research and development plan) from the German Ministry of Education and Research and the German Ministry of Health. As of December 31, 2022, we had received €25.6 million in grant funds.
Implications of Being a Foreign Private Issuer
We currently report under the Exchange Act as a non-U.S. company with foreign private issuer status. As long as we qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•	certain more stringent executive compensation disclosure rules; instead, we are permitted to follow our home country practice on such matters.
In this prospectus supplement and in documents incorporated by reference in this prospectus supplement, we have taken advantage of certain of the reduced reporting requirements as a result of being a foreign private issuer. Accordingly, the information contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement may be different than the information you receive from other public companies in which you hold equity securities.
Corporate Information
Our principal executive offices are located at Winzerlaer Str. 2, 07745 Jena, Germany. Our telephone number is (+49) 3641-508-180. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our principal website is www.inflarx.de. The information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information contained on our website to be a part of this prospectus supplement.

THE OFFERING
Ordinary shares offered by us
9,411,765 ordinary shares.
Option to purchase additional shares
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to additional 1,411,764 ordinary shares.
Ordinary shares to be outstanding immediately after this offering
54,115,528 ordinary shares (or 55,527,292 ordinary shares if the underwriters’ option to purchase additional shares is exercised in full).
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $37.1 million (or $42.7 million if the underwriters’ option to purchase additional shares is exercised in full), after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to fund the continued development of vilobelimab, general research and development expenses and investments in our commercial infrastructure and for working capital and general corporate purposes. See “Use of Proceeds.”
Risk factors
You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference for a discussion of factors to consider carefully before deciding to purchase our securities.
Nasdaq Global Market symbol
“IFRX.”
The number of our ordinary shares to be outstanding immediately after this offering is based on 44,703,763 ordinary shares outstanding as of December 31, 2022, which excludes:
•	4,985,523 ordinary shares issuable upon the exercise of option awards under our 2017 long-term incentive plan as of December 31, 2022;
•	888,632 ordinary shares issuable upon the exercise of vested options outstanding as of December 31, 2022, under our 2016 stock option plan; and
•	148,433 ordinary shares issuable upon the exercise of vested options outstanding as of December 31, 2022, under our 2012 stock option plan.
Subsequent to December 31, 2022, we issued and sold 3,235,723 ordinary shares under our at-the-market offering program for gross proceeds of $16.2 million, issued 120,257 ordinary shares upon the exercise of option awards and issued option awards under our 2017 long-term incentive plan for which 1,506,750 ordinary shares may become issuable.

RISK FACTORS
Before making a decision to invest in our securities, you should carefully consider the risks and uncertainties described below and all risk factors described in the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022, which is incorporated by reference in this prospectus supplement and in similar sections in subsequent filings incorporated by reference in this prospectus, and any information in the applicable prospectus supplement. See “Incorporation of Certain Information of by Reference.” Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our securities could decline and you could lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.
Risks Related to the Offering
If you purchase securities in this offering, you will suffer immediate dilution of your investment.
The public offering price per share may exceed the as adjusted net tangible book value per share. Therefore, if you purchase securities in this offering, you may pay a price per share that substantially exceeds our as adjusted net tangible book value per share after this offering. To the extent outstanding options are exercised, you will incur further dilution.
After giving effect to this offering and after deducting the underwriting discount and estimated offering expenses payable by us, you would experience immediate dilution of $1.86 per share, representing the difference between the public offering price and our as adjusted net tangible book value per share as of December 31, 2022, after giving effect to this offering (assuming no exercise of the underwriters’ option to purchase additional shares). See “Dilution.”
Future sales, or the possibility of future sales, of a substantial number of our ordinary shares could adversely affect the price of our ordinary shares and dilute shareholders.
Future sales of a substantial number of our ordinary shares, or the perception that such sales will occur, could cause a decline in the market price of our ordinary shares. If our existing shareholders sell substantial amounts of ordinary shares in the public market, or the market perceives that such sales may occur, the market price of our ordinary shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected.
Moreover, we have entered into a registration rights agreement entitling certain of our shareholders rights, subject to conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other shareholders. In addition, we have registered on a Form S-8 registration statement all ordinary shares that we may issue under our equity incentive plan. As a result, these shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our ordinary shares could decline.
If we sell ordinary shares, convertible securities or other equity securities, existing shareholders may be diluted by such sales, and in certain cases new investors could gain rights superior to those of our existing shareholders. Any sales of our ordinary shares, or the perception that such sales could occur, could have a negative impact on the trading price of our shares.
We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.
Although we currently intend to use the net proceeds from this offering in the manner described in the “Use of Proceeds” section of this prospectus supplement, our management has broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our ordinary shares to decline and delay the development of our product candidates.

We may become taxable in a jurisdiction other than Germany and this may increase the aggregate tax burden on us
Since our incorporation we have had, on a continuous basis, our place of “effective management” in Germany. We will therefore qualify as a tax resident of Germany on the basis of German domestic tax law. As an entity incorporated under Dutch law, however, we also qualifies as a tax resident of the Netherlands, including for Dutch corporate income tax and Dutch dividend withholding tax purposes, on the basis of the incorporation rule as laid down in Dutch domestic tax law (the “Incorporation Rule”). This results in us being a tax resident in both Germany (on the basis of its place of effective management) and the Netherlands (on the basis of the Incorporation Rule). In such event, based on the so-called tie-breaker provision (the “Tie-Breaker Provision”) included in Article 4(3) of the 2012 Convention between the Federal Republic of Germany and the Kingdom of the Netherlands for the avoidance of double taxation with respect to taxes on income (the “double tax treaty between Germany and the Netherlands”), as in effect on the date hereof, we should exclusively qualify as a tax resident of Germany for purposes of the double tax treaty between Germany and the Netherlands provided that our place of effective management is in Germany. As a result, and as long as our place of effective management is in Germany and the Tie-Breaker Provision, including the current reservation made by Germany with respect to the Tie-Breaker Provision as part of the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting (the “MLI” and the “MLI Tie-Breaker Reservation”) are not changed, we should exclusively qualify as a tax resident of Germany for purposes of the double tax treaty between Germany and the Netherlands.
The test of “effective management” is largely a question of fact and degree based on all the circumstances, rather than a question of law. Nevertheless, the relevant case law and OECD guidance suggest that we are likely to be regarded as having become a German tax resident from incorporation and remaining so if, as we intend, (i) most meetings of our management board are prepared and held in Germany (and none will be held in the Netherlands) with a majority of managing directors present in Germany for those preparations and meetings; (ii) at those meetings there are full discussions of, and decisions are made regarding, the key strategic issues affecting us and our subsidiaries; (iii) those meetings are properly minuted; (iv) a majority of our managing directors, together with supporting staff, are based in Germany; and (v) we have a permanent staffed office premises in Germany. We may, however, become subject to limited income tax liability in other countries with regard to the income generated in the respective other country, for example, due to the existence of a permanent establishment or a permanent representative or other taxable presence in such other country.
The applicable tax laws and tax treaties or interpretations thereof may change, including the MLI Tie-Breaker Reservation. Furthermore, whether we have our place of effective management in Germany and are as such tax resident in Germany is largely a question of fact and degree based on all the circumstances, rather than a question of law, which facts and degree may also change. Such changes to applicable tax laws and tax treaties or interpretations thereof, including the MLI Tie-Breaker Reservation, or changes to applicable facts and circumstances (for example, a change of directors or the place where board meetings take place), may result in us becoming (also) a tax resident of the Netherlands or another jurisdiction. As a consequence, our overall effective income tax rate and income tax expense could materially increase, which could have a material adverse effect on our business, results of operations, financial condition and prospects, which could cause our share price and trading volume to decline. In addition, dividends distributed by us, if any, may become subject to dividend withholding tax in more than one jurisdiction. See “If we do pay dividends, we may need to withhold tax on such dividends payable to holders of our ordinary shares in both Germany and the Netherlands.” The double taxation of income and the double withholding tax on dividends may in certain specific circumstances be reduced or avoided entirely under the double tax treaty between Germany and the Netherlands or under a double tax treaty between the Netherlands and the respective other country.
General Risk Factors
The collapse of certain banks and potentially other financial institutions may adversely impact us.
In March 2023, financial regulators closed Silicon Valley Bank and Signature Bank Corp, and the Federal Deposit Insurance Corporation, or the FDIC, was appointed as receiver for such banks. While we do not maintain cash balances at Silicon Valley Bank or Signature Bank Corp, we regularly maintain cash balances at third-party financial institutions in excess of the FDIC insurance limit.

Further, such closures raised concerns of instability at other banks and, as such, the lingering effects of the events surrounding the Silicon Valley Bank and Signature Bank Corp closures, including pressure on other banks, are unknown. Such effects could include failures of other financial institutions to which we face direct exposure. If any banks and financial institutions at which we maintain cash balances enter receivership or become insolvent in the future in response to financial conditions affecting the banking system and financial markets, our ability to access our existing cash, cash equivalents and investments, or to draw on our existing lines of credit, may be threatened and could have a material adverse effect on our business and financial condition.

USE OF PROCEEDS
We estimate that the net proceeds to us from the offering will be approximately $37.1 million (or $42.7 million if the underwriters’ option to purchase additional shares is exercised in full), after deducting the underwriting discount and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to fund the continued development of vilobelimab, general research and development expenses, and investments in our commercial infrastructure and for working capital and general corporate purposes.
Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, the relative success and cost of our research, preclinical and clinical development programs and our current business and commercial plans, which could change in the future as our plans evolve. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.
Pending their use, we may invest the net proceeds from this offering in short- and intermediate-term interest-bearing financial assets and certificates of deposit.

DIVIDEND POLICY
We have never paid or declared any cash dividends on our ordinary shares, and we do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Under Dutch law, we may only pay dividends to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law or by our Articles of Association. Subject to such restrictions, any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

CAPITALIZATION
The table below sets forth our cash and cash equivalents, and our total capitalization (defined as equity) as of December 31, 2022:
•	on an actual basis; and
•
on an as adjusted basis to give effect to our issuance and sale of 9,411,765 ordinary shares in this offering at the public offering price of $4.25 per share, after deducting the underwriting discount and estimated offering expenses payable by us.

Investors should read this table in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of December 31, 2022
	Actual	As Adjusted(3) (unaudited)

(in thousands of €)
Cash and cash equivalents(1)	16,265	51,047
Equity
Issued capital(2)	5,364	6,493
Share premium	282,553	316,206
Other capital reserves	36,635	36,635
Accumulated deficit	(243,460)	(243,460)
Other components of equity	7,257	7,257
Total equity	88,349	123,131
Total capitalization	88,349	123,131
(1)
As of March 31, 2023, we had total funds available of €72.3 million, which was comprised of €2.1 million of cash and cash equivalents and €70.2 million of marketable securities. Our cash and cash equivalents primarily consist of cash in U.S. dollars and Euros and bank deposit accounts.

This cash number constitutes preliminary financial data and has been prepared by, and is the responsibility of, our management. Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft does not express an opinion or any other form of assurance with respect thereto.
(2)	Based on (i) 44,703,763 ordinary shares (€0.12 nominal value) issued and outstanding on an actual basis and (ii) 54,115,528 ordinary shares issued and outstanding on an as adjusted basis.
(3)
Excludes (i) 3,235,723 ordinary shares that we sold and issued subsequent to December 31, 2022 under our at-the-market offering program and (ii) 120,257 ordinary shares issued upon the exercise of option awards subsequent to December 31, 2022.

DILUTION
If you invest in our securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price you pay in this offering and the net tangible book value per share after this offering.
As of December 31, 2022, our net tangible book value was $92.7 million (€86.9 million), or $2.07 per share (€1.94 per share), based on the number of ordinary shares then outstanding. Net tangible book value per share represents the amount of our total assets less our total liabilities, excluding intangible assets, divided by the total number of our ordinary shares issued and outstanding.
After giving effect to the issuance and sale of 9,411,765 ordinary shares in this offering at a public offering price of $4.25 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2022 would have been $129.8 million (€121.7 million), or $2.39 per share (€2.24 per share). This represents an immediate increase in net tangible book value of $0.32 per share (€0.30 per share) to existing shareholders and an immediate dilution of $1.86 per share (€1.74 per share) to investors in this offering. Dilution represents the difference between the amount paid by purchasers of securities in this offering and the net tangible book value per share immediately after this offering.
The following table illustrates this per share dilution:
Public offering price per share	$4.25	€3.98
Net tangible book value per share as of December 31, 2022	$2.07	€1.94
Increase in net tangible book value per share attributable to investors purchasing securities in this offering	$0.32	€0.30
As adjusted net tangible book value per share as of December 31, 2022 after giving effect to this offering	$2.39	€2.24
Dilution per share to investors purchasing securities in this offering	$1.86	€1.74
If the underwriters exercise their option to purchase an additional ordinary shares in full, the as adjusted net tangible book value per share after this offering would increase to $2.44 per share (€2.28 per share). This represents an immediate increase in net tangible book value of $0.37 per share (€0.34 per share) to existing shareholders and an immediate dilution of $1.81 per share (€1.70 per share) to investors in this offering.
To the extent that outstanding options are exercised, you will experience further dilution. In addition, to the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our shareholders.

MATERIAL DUTCH TAX CONSIDERATIONS
General
This section only outlines certain material Dutch tax consequences of the acquisition, holding and disposition of our ordinary shares acquired in this offering. This section does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of ordinary shares and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, this section should be treated with corresponding caution.
This section is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, including, for the avoidance of doubt, the tax rates applicable on the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change may invalidate the contents of this section, which will not be updated to reflect such change. Where this section refers to “the Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe.
To the extent this section relates to legal conclusions under current Netherlands tax law, and subject to the qualifications it contains, it represents the opinion of NautaDutilh N.V., our special Dutch counsel. This section is intended as general information only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the acquisition, holding and disposition of our ordinary shares. Holders or prospective holders of ordinary shares should consult their own tax advisor regarding the Dutch tax consequences relating to the acquisition, holding and disposition of ordinary shares in light of their particular circumstances.
Please note that this summary does not describe the tax considerations for:
(i)
holders of ordinary shares if such holders have a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in the us under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of individuals, together with such holder's partner for Dutch income tax purposes, or any relatives by blood or marriage in the direct line (including foster children), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits and/or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

(ii)
holders of ordinary shares if the shares held by such holders qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a taxpayer’s shareholding of 5% or more in a company’s nominal paid-up share capital (or, in certain cases, in voting rights) qualifies as participation. A holder may also have a participation if such holder does not have a shareholding of 5% or more but a related entity (statutorily defined term) has a participation or if the company in which the shares are held is a related entity (statutorily defined term);

(iii)
holders of ordinary shares which are or who are entitled to the dividend withholding tax exemption (inhoudingsvrijstelling) with respect to any income (opbrengst) derived from the ordinary (as defined in Article 4 of the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting). Generally, a holder of ordinary shares may be entitled or required to apply, subject to certain other requirements, the dividend withholding tax exemption if it is an entity and holds an interest of 5% or more in a company’s nominal paid-up share capital;

(iv)
holders of ordinary shares who are individuals for whom the ordinary shares any benefit derived from the ordinary shares are a remuneration or deemed to be a remuneration for (employment) activities or services performed by such holders or certain individuals related to such holders, whether within or outside an employment relation, that provides the holder, economically speaking, with certain benefits that have a relation to the relevant work activities or services (as defined in the Dutch Income Tax Act 2001); and
(v)
pension funds, investment institutions (fiscale beleggingsinstellingen), tax exempt investment institutions (vrijgestelde beleggingsinstellingen) (as defined in the Dutch Corporate Income Tax Act 1969) and other entities that are, in whole or in part, not subject to or exempt from Dutch corporate income tax, entities that have a function comparable to an investment institution or tax exempt investment institution, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands have agreed to exchange information in line with international standards.

Dividend Withholding Tax
Dividends distributed by us are generally subject to Dutch dividend withholding tax at a rate of 15%. Generally, we are responsible for the withholding of such dividend withholding tax at source; the Dutch dividend withholding tax is for the account of the holder of ordinary shares.
The expression “dividends distributed” includes, among other things:
•	distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;
•
liquidation proceeds, proceeds from the redemption of ordinary shares, or proceeds of the repurchase of ordinary shares (other than as temporary portfolio investment; tijdelijke belegging) by us or one of our subsidiaries or other affiliated entities to the extent such proceeds exceed the average paid-in capital of those shares as recognized for purposes of Dutch dividend withholding tax;

•
an amount equal to the par value of the ordinary shares issued or an increase of the par value of the ordinary shares, to the extent that it does not appear that a contribution, recognized for purposes of Dutch dividend withholding tax, has been made or will be made; and

•
partial repayment of the paid-in capital, recognized for purposes of Dutch dividend withholding tax, if and to the extent that we have net profits (zuivere winst), unless the holders of shares have resolved in advance at a general meeting to make such repayment and the par value of the shares concerned has been reduced by an equal amount by way of an amendment of the Articles of Association.

Corporate legal entities that are resident or deemed to be resident of the Netherlands for Dutch corporate income tax purposes (“Dutch Resident Entities”) generally are entitled to an exemption from, or a credit for, any Dutch dividend withholding tax against their Dutch corporate income tax liability. The credit in any given year is, however, limited to the amount of Dutch corporate income tax payable in respect of the relevant year with an indefinite carry forward of any excess amount. Individuals who are resident or deemed to be resident of the Netherlands for Dutch personal income tax purposes (“Dutch Resident Individuals”) generally are entitled to a credit for any Dutch dividend withholding tax against their Dutch personal income tax liability and to a refund of any residual Dutch dividend withholding tax. The above generally also applies to holders of ordinary shares that are neither resident nor deemed to be resident of the Netherlands (“Non-Resident Holders”) if the ordinary are attributable to a Dutch permanent establishment of such Non-Resident Holder.
A holder of ordinary shares resident of a country other than the Netherlands may, depending on such holder's specific circumstances, be entitled to exemptions from, reduction of, or full or partial refund of, Dutch dividend withholding tax under Dutch domestic tax law, EU law, or treaties for the avoidance of double taxation in effect between the Netherlands and such other country.
Dividend stripping
According to Dutch domestic anti-dividend stripping rules, no credit against Dutch tax, exemption from, reduction, or refund of Dutch dividend withholding tax will be granted if the recipient of the dividends we paid is not considered the beneficial owner (uiteindelijk gerechtigde; as described in the Dutch Dividend Withholding Tax Act 1965) of those dividends. This legislation generally targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a double taxation convention.
Conditional withholding tax on dividends (as of January 1, 2024)
As of January 1, 2024, a Dutch conditional withholding tax will be imposed on dividends distributed by us to entities related (gelieerd) to us (within the meaning of the Dutch Withholding Tax Act 2021; Wet bronbelasting 2021), if such related entity:
(i)
is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”); or

(ii)	has a permanent establishment located in a Listed Jurisdiction to which the ordinary shares are attributable; or
(iii)
holds the ordinary shares with the main purpose or one of the main purposes of avoiding taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

(iv)
is not considered to be the beneficial owner of the ordinary shares in its jurisdiction of residence because such jurisdiction treats another entity as the beneficial owner of the ordinary shares (a hybrid mismatch); or

(v)	is not resident in any jurisdiction (also a hybrid mismatch); or
(vi)
is a reverse hybrid (within the meaning of Article 2(12) of the Dutch Corporate Income Tax Act 1969), if and to the extent (x) there is a participant in the reverse hybrid which is related (gelieerd) to the reverse hybrid, (y) the jurisdiction of residence of such participant treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to the Dutch conditional withholding tax in respect of dividends distributed by us without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021.
The Dutch conditional withholding tax on dividends will be imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (2023: 25.8%). The Dutch conditional withholding tax on dividends will be reduced, but not below zero, by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution. As such, based on the currently applicable rates, the overall effective tax rate of withholding the regular Dutch dividend withholding tax (as described above) and the Dutch conditional withholding tax on dividends will not exceed the highest corporate income tax rate in effect at the time of the distribution (2023: 25.8%).
Dual Tax Residency
We are incorporated under the laws of the Netherlands, and we are therefore a Dutch tax resident for Dutch domestic tax law purposes, including the Dutch Dividend Withholding Tax Act 1969. We are also treated as a German tax resident for German domestic tax law purposes, since our place of effective management is located in Germany. Based on the so-called tie-breaker provision (the “Tie-Breaker Provision”) included in Section 4(3) of the 2012 Convention between the Federal Republic of Germany and the Kingdom of the Netherlands for the avoidance of double taxation with respect to taxes on income (the “double tax treaty between Germany and the Netherlands”) as in effect on the date hereof, our tax residence in either the Netherlands or Germany for the purposes of the double tax treaty between Germany and the Netherlands should be determined on our place of effective management. As long as our place of effective management is in Germany, and the Tie-Breaker Provision and the reservation made by Germany with respect to the Tie-Breaker Provision as part of the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting are not changed, we should exclusively be a tax resident of Germany for purposes of the double tax treaty between Germany and the Netherlands. As a consequence, the Netherlands will be restricted to impose Dutch dividend withholding tax on dividends distributed by us pursuant to Section 10(5) of the double tax treaty between Germany and the Netherlands, except for dividends distributed to Dutch Resident Entities, Dutch Resident Individuals and Non-Resident Holders if the ordinary shares are attributable to a permanent establishment in the Netherlands of such Non-Resident Holder.
Taxes on Income and Capital Gains
Dutch Resident Entities
Generally, if the holder of ordinary shares is a Dutch Resident Entity, any income derived or deemed to be derived from the ordinary shares or any capital gains realized on the disposal or deemed disposal of the ordinary shares is subject to Dutch corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2023).
Dutch Resident Individuals
If the holder of ordinary shares is a Dutch Resident Individual, any income derived or deemed to be derived from the ordinary shares or any capital gains realized on the disposal or deemed disposal of the ordinary shares is subject to Dutch personal income tax at the progressive rates (with a maximum of 49.5% in 2023), if:
(i)
the ordinary shares are attributable to an enterprise from which the holder of ordinary shares derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise, without being a shareholder in such enterprise, as defined in the Dutch Income Tax Act 2001; or

(ii)
the holder of ordinary shares is considered to perform activities with respect to the ordinary shares that go beyond ordinary asset management (normaal, actief vermogensbeheer) or otherwise derives benefits from the ordinary shares that are taxable as benefits from other activities (resultaat uit overige werkzaamheden).

Taxation of savings and investments
If the above-mentioned conditions (i) and (ii) do not apply to the Dutch Resident Individual, the ordinary shares will be subject to an annual Dutch income tax under the regime for savings and investments (inkomen uit sparen en beleggen). Taxation only occurs insofar the Dutch Resident Individual's net investment assets for the year exceed a statutory threshold (heffingsvrij vermogen). The net investment assets for the year are the fair market value of the investment assets less the fair market value of the liabilities on January 1 of the relevant calendar year (reference date; peildatum). Actual income or capital gains realized in respect of the ordinary shares are as such not subject to Dutch income tax.
The Dutch Resident Individual's assets and liabilities taxed under this regime, including the ordinary shares, are allocated over the following three categories: (a) bank savings (banktegoeden), (b) other investments (overige bezittingen), including the ordinary shares, and (c) liabilities (schulden). The taxable benefit for the year (voordeel uit sparen en beleggen) is equal to the product of (x) the total deemed return divided by the sum of bank savings, other investments and liabilities and (b) the sum of bank savings, other investments and liabilities minus the statutory threshold, and is taxed at a flat rate of 32% (rate for 2023).
The deemed return applicable to other investments, including the ordinary shares, is set at 6.17% for the calendar year 2023. Transactions in the three-month period before and after 1 January of the relevant calendar year implemented to arbitrate between the deemed return percentages applicable to bank savings, other investments and liabilities will for this purpose be ignored if the holder of ordinary shares cannot sufficiently demonstrate that such transactions are implemented for other than tax reasons.
Non-Residents of the Netherlands
A holder of ordinary shares that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch income tax in respect of income derived or deemed to be derived from the ordinary shares or in respect of any gain or loss realized on the disposal or deemed disposal of the ordinary shares, provided that:
(i)	such holder does not have an interest in an enterprise or a deemed enterprise (as defined in the Dutch Income Tax Act and the Dutch Corporate Income Tax Act) which, in whole or in part, is either effectively managed in the Netherlands or is carried out through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the ordinary shares are attributable; and
(ii)
in the event such holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the ordinary shares that go beyond ordinary asset management (normaal, actief vermogensbeheer) and does not otherwise derive benefits from the ordinary shares that are taxable as benefits from other activities in the Netherlands (resultaat uit overige werkzaamheden).

Gift and Inheritance
Tax Residents of the Netherlands
Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of the ordinary shares by way of a gift by, or on the death of, a holder of ordinary shares who is resident or deemed to be resident in the Netherlands at the time of the gift or the holder’s death.
Non-Residents of the Netherlands
No Dutch gift or inheritance taxes will arise on the transfer of the ordinary shares by way of gift by, or on the death of, a holder of ordinary shares who is neither resident nor deemed to be resident in the Netherlands, unless
(i)
in the case of a gift of ordinary shares by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands; or

(ii)	the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of the Netherlands.
For purposes of Dutch gift and inheritance taxes, amongst others, a person that holds the Dutch nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the 10 years preceding the date of the gift or such holder’s death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the 12 months preceding the date of the gift. Applicable tax treaties may override deemed residency.
Value Added Tax (VAT)
No Dutch VAT will be payable by a holder of ordinary shares in respect of any payment in consideration for the holding or disposal of the ordinary shares.
Real Property Transfer Tax
Under circumstances, the ordinary shares could, for the purposes of Dutch real property transfer tax (overdrachtsbelasting), be treated as real property (fictieve onroerende zaken) located in the Netherlands, in which case this tax could be payable upon acquisition of ordinary shares.
The ordinary shares will generally not be treated as real property if at the time of, or at any time during the year preceding, the acquisition of the ordinary shares:
(i)	our assets do not and did not include real property situated in the Netherlands; or
(ii)
our assets only include and included real property, situated either in or outside the Netherlands, that we do not and did not hold, and currently do not intend to hold, predominantly as a financial investment.

Real property as referred to under (i) and (ii) above includes legal ownership and more limited legal rights over the property (rights in rem) (zakelijke rechten) as well as contractual rights that give us economic exposure to the value of such real property, and certain participations or interests in entities that are treated as real property.
Our assets do not include and have not included real property situated in the Netherlands as described above. Consequently, no Dutch real property transfer tax becomes payable upon an acquisition of the ordinary shares.
Stamp Duties
No Dutch documentation taxes (commonly referred to as stamp duties) will be payable by a holder of ordinary shares in respect of any payment in consideration for the holding or disposal of the ordinary shares.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a description of the material U.S. federal income tax consequences to the U.S. Holders described below of the acquisition, ownership, and disposition of our ordinary shares acquired in this offering. It does not describe all tax considerations that may be relevant to a particular person’s decision to acquire the ordinary shares. This discussion assumes that ordinary shares are acquired using U.S. dollars
This section applies only to a U.S. Holder that purchases ordinary shares in this offering and holds ordinary shares as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, for U.S. federal income tax purposes. In addition, it does not set forth all of the U.S. federal income tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Code known as the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules, such as:
•	certain financial institutions;
•	dealers or traders in securities who use a mark-to-market method of tax accounting;
•
persons holding ordinary shares as part of a hedging transaction, straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the ordinary shares;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;
•	entities classified as partnerships for U.S. federal income tax purposes or other pass-through entities;
•	tax-exempt entities, including an “individual retirement account” or “Roth IRA”;
•	persons that own or are deemed (actually or by attribution) to own ten percent or more of our shares (by vote or value);
•	persons who are subject to Section 451(b) of the Code; or
•	persons holding ordinary shares in connection with a trade or business conducted outside of the United States.
If an entity that is classified as a partnership for U.S. federal income tax purposes holds ordinary shares, the U.S. federal income tax treatment of a partner will depend on the status and activities of the partner and the activities of the partnership. Partnerships holding ordinary shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of the ordinary shares.
This section is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between Germany and the United States and the income tax treaty between the Netherlands and the United States (or, as applicable and as the context requires the “Treaty”) all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect.
A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ordinary shares, who is eligible for the benefits of the Treaty and who is:
•	a citizen or individual resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.
U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of ordinary shares in their particular circumstances. In particular, because our group includes a U.S. subsidiary, InflaRx Pharmaceuticals, Inc., and therefore under current law our subsidiary InflaRx GmbH is treated as a controlled foreign corporation (regardless of whether we are or are not treated as a controlled foreign corporation), any U.S. Holder that owns or is deemed to own ten percent or more of our shares (by vote or value) is urged to consult its tax advisor regarding the potential application of the “Subpart F income” and “global intangible low-taxed income” rules to an investment in our ordinary shares.
Taxation of Distributions on our Ordinary Shares
We do not currently expect to make distributions on our ordinary shares. In the event that we do make distributions of cash or other property, subject to the passive foreign investment company, or PFIC, rules described below, distributions paid on ordinary shares, other than certain pro rata distributions of ordinary shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). For so long as we are treated as a PFIC with respect to a U.S. Holder (or were treated as a PFIC with respect to the U.S. Holder in the preceding taxable year), dividends paid to certain non-corporate U.S. Holders will not be eligible for taxation as “qualified dividend income.” To the extent we are not treated as a PFIC with respect to a U.S. Holder and were not treated as a PFIC with respect to the U.S. Holder in the preceding taxable year (if for example in future years we cease to meet the threshold requirements for PFIC status and the U.S. Holder initially acquires our ordinary shares in a year in which we are not treated as a PFIC and we are not so treated thereafter or we were a PFIC with respect to a U.S. Holder for a year during which a U.S. Holder holds ordinary shares but the U.S. Holder makes a valid deemed sale or deemed dividend election under the applicable Treasury regulations with respect to its ordinary shares), for so long as our ordinary shares are listed on Nasdaq or another established securities market in the United States or we are eligible for benefits under the Treaty, dividends paid to such a U.S. Holder that is not a corporation would generally be eligible for taxation as “qualified dividend income” if certain other requirements are met, which is generally taxable at rates not in excess of the long-term capital gain rate applicable to such U.S. Holders. The amount of a dividend will include any amounts withheld by us in respect of German or Dutch income taxes. Subject to the PFIC rules described below, (i) the amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction available to U.S. corporations under the Code and (ii) dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in Euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.
Subject to applicable limitations, for U.S. Holders electing to apply the benefits of the Treaty, German or Dutch income taxes withheld from dividends on ordinary shares at a rate not exceeding the rate provided by the Treaty will be eligible for credit against the U.S. Holder’s U.S. federal income tax liability. German or Dutch taxes withheld in excess of the rate applicable under the
Treaty will not be eligible for credit against a U.S. Holder’s federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may deduct foreign taxes, including any German or Dutch income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.
Sale or Other Disposition of Ordinary Shares
Subject to the PFIC rules described below, gain or loss realized on the sale or other disposition of ordinary shares generally will be capital gain or loss, and generally will be long-term capital gain or loss if the U.S. Holder held the ordinary shares for more than one year. The amount of the gain or loss generally will equal the difference between the U.S. Holder’s tax basis in the ordinary shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss generally will be U.S.-source gain or loss for foreign tax credit purposes.
Passive Foreign Investment Company Rules
We believe it is likely that we were a PFIC, for U.S. federal income tax purposes in 2020, 2021, 2022, and we may be a PFIC in 2023 or in one or more future taxable years. In addition, we may, now or in the future directly or indirectly, hold equity interests in other PFICs (any such PFIC, a Lower-tier PFIC). Under the Code, we generally will be a PFIC for any taxable year in which, after the application of certain look-through rules with respect to our subsidiaries, either (i) 75% or more of our gross income consists of passive income or (ii) 50% or more of the average quarterly value of our assets consists of assets that produce, or are held for the production of, “passive income.” For purposes of the above calculations, we will be treated as if we hold our proportionate share of the assets of, and receive directly our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25%, by value, of the shares of such corporation. Passive income includes, among other things, dividends, interest, certain non-active rents and royalties, and capital gains. It is possible that we will be a PFIC in 2023 or in any future taxable year because, among other things, (i) we currently own a substantial amount of passive assets, including cash and securities that may give rise to passive income, (ii) the valuation of our assets that generate non-passive income for PFIC purposes, including our intangible assets, is uncertain and may vary substantially over time, and (iii) the composition of our income may vary substantially over time. Accordingly, there can be no assurance that we will not be a PFIC for any taxable year. If we are a PFIC for any year included in the holding period of a U.S. Holder of our ordinary shares, we would generally continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds ordinary shares, even if we ceased to meet the threshold requirements for PFIC status, unless under certain circumstances in the case of its ordinary shares the U.S. Holder makes a valid deemed sale or deemed dividend election under the applicable Treasury regulations with respect to its ordinary shares.
Under attribution rules, assuming we are a PFIC, U.S. Holders will be deemed to own their proportionate shares of any Lower-tier PFICs and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (i) certain distributions by a Lower-tier PFIC and (ii) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even if the U.S. Holder has not received the proceeds of those distributions or dispositions.
If we were a PFIC for any taxable year that is included in the holding period of a U.S. Holder of our ordinary shares (assuming, with respect to our ordinary shares, such U.S. Holder has not made a timely mark-to-market election or QEF Election, as described below), gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of the ordinary shares, or an indirect disposition of shares of a Lower-tier PFIC, would be allocated ratably over the U.S. Holder’s holding period for the ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the amount allocated to that taxable year. Further, to the extent that any distribution received by a U.S. Holder on its ordinary shares (or a distribution by a Lower-tier PFIC to its shareholder that is deemed to be received by a U.S. Holder) exceeds 125% of the average of the annual distributions on the ordinary shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above, or an Excess Distribution.
A U.S. Holder can avoid certain of the adverse rules described above with respect to our ordinary shares by making a mark-to-market election with respect to its ordinary shares, provided that the ordinary shares are “marketable.” Ordinary shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable Treasury regulations. Our ordinary shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ordinary shares is traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq, on which the ordinary shares are currently listed, is a qualified exchange for this purpose. If a U.S. Holder makes the mark-to-market election, it will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the ordinary shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election in their particular circumstances.

In addition, in order to avoid the application of the foregoing rules, a U.S. person that owns stock in a PFIC for U.S. federal income tax purposes may make an election to treat the PFIC and each PFIC in which the PFIC holds equity interests as a qualified electing fund (any such election, a QEF Election) with respect to each such PFIC if the PFIC provides the information necessary for such election(s) to be made. In order to make such an election, a U.S. person would be required to make the QEF Election for each PFIC by attaching a separate properly completed IRS Form 8621 for each PFIC to the U.S. person’s timely filed U.S. federal income tax return generally for the first taxable year that the entity is treated as a PFIC with respect to the U.S. person. A U.S. Holder generally may make a separate election to defer payment of taxes on the undistributed income inclusion under the QEF rules, but if deferred, any such taxes are subject to an interest charge. Upon request of a U.S. Holder, we will use commercially reasonable efforts to provide the information necessary for a U.S. Holder to make a QEF Election with respect to us and will use commercially reasonable efforts to cause each Lower-tier PFIC which we control, if any, to provide such information with respect to such Lower-tier PFIC. However, no assurance can be given that such QEF information will be available for any Lower-tier PFIC or that we will be aware of its status as a PFIC for any particular taxable year such that a U.S. shareholder may timely make a QEF Election.
If a U.S. person makes a QEF Election with respect to a PFIC, the U.S. person will be currently taxable on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC and will not be required to include such amounts in income when actually distributed by the PFIC. If a U.S. Holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF Election will not be taxable to the U.S. Holder. A U.S. Holder will increase its tax basis in its ordinary shares by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed, if any, on the ordinary shares that is not included in its income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of ordinary shares in an amount equal to the difference between the amount realized and its adjusted tax basis in the ordinary shares. U.S. Holders should note that if they make QEF Elections with respect to us and Lower-tier PFICs, if any, they may be required to pay U.S. federal income tax with respect to their ordinary shares for any taxable year significantly in excess of any cash distributions, if any, received on the shares for such taxable year. U.S. Holders should consult their tax advisers regarding making QEF Elections in their particular circumstances.
In addition, if we were a PFIC or, with respect to a particular U.S. Holder, were treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential dividend rates with respect to dividends paid to certain non-corporate U.S. Holders would not apply.
If a U.S. Holder owns ordinary shares during any year in which we are a PFIC, the U.S. Holder must file annual reports, containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form) with respect to us, with the U.S. Holder’s federal income tax return for that year, unless otherwise specified in the instructions with respect to such form.
The U.S. federal income tax rules relating to PFICs are very complex. U.S. Holders are strongly urged to consult their tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our ordinary shares, the consequences to them of an investment in a PFIC (and any Lower-tier PFICs), any elections available with respect to our ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of ordinary shares of a PFIC.
The IRS has finalized Treasury regulations that address various issues related to determining whether a foreign corporation is a PFIC and whether a U.S. shareholder holds PFIC stock and has released proposed Treasury regulations that address various issues related to determining whether a foreign corporation is a PFIC. These Treasury regulations and proposed Treasury regulations (if finalized) may affect whether we are a PFIC in 2023 or in any future year. You should consult your tax adviser regarding the effect, if any, these Treasury regulations may have, or such proposed Treasury regulations would have, on the determination of our PFIC status.

Information Reporting and Backup Withholding
Payments of dividends and sales proceeds in respect of our ordinary shares that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.
The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.
Information Reporting With Respect to Foreign Financial Assets
Certain U.S. Holders who are individuals and certain entities may be required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisers regarding whether or not they are obligated to report information relating to their ownership and disposition of the ordinary shares.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
We are offering ordinary shares. The description of ordinary shares offered by this prospectus supplement are described in the accompanying prospectus under the heading “Description of Share Capital and Articles of Association,” as supplemented by the description of our ordinary shares contained in Exhibit 2.4 of our Annual Report on Form 20-F for the year ended December 31, 2022.

UNDERWRITING
Under the terms and subject to the conditions of an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Raymond James & Associates, Inc. is acting as representative, have severally agreed to purchase the respective numbers of our ordinary shares appearing opposite their names in the table below:
Underwriter	Number of Shares
Raymond James & Associates, Inc.	8,000,000
LifeSci Capital, LLC	1,411,765
Total	9,411,765
The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including approval of legal matters by counsel. Our securities are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part.
The underwriting agreement provides that the underwriters are obligated to purchase all the securities offered by this prospectus supplement if any are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The ordinary shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement and to certain dealers at that price less a concession of not more than $0.153 per share. After the initial offering, the public offering price and concession to dealers may be changed.
The underwriters have an option to purchase up to 1,411,764 additional ordinary shares from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The underwriting fee is equal to the public offering price per ordinary share less the amount paid by the underwriters to us per ordinary share. The underwriting fee is $0.255 per share. The following table shows the per share and total underwriting discount to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	Without option to purchase additional shares	With full exercise of option to purchase additional shares
Per Share	$0.255	$0.255
Total	$2,400,000	$2,760,000
We estimate that the expenses of this offering payable by us, not including the underwriting discount or expenses reimbursable by the underwriters, will be approximately $501,000. We have agreed to reimburse the underwriters for their expenses, in the amount of $30,000, relating to clearance of the offering with the Financial Industry Regulatory Authority. The underwriters have agreed to reimburse us for certain expenses incurred by us with respect to this offering.
Indemnification of Underwriters
The underwriting agreement provides that we will indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements
We and our directors and officers have agreed, subject to specified exceptions, that, without the prior written consent of Raymond James & Associates, Inc., we and they will not, through and including the date that is the 60th day after the date of this prospectus supplement, or the restricted period, directly or indirectly:
•
issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any ordinary shares or any securities convertible into or exercisable or exchangeable for our ordinary shares;

•
in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any ordinary shares or any securities convertible into or exercisable or exchangeable for our ordinary shares; or

•
enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our ordinary shares or any securities convertible into or exercisable or exchangeable for our ordinary shares;

whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our ordinary shares, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.
Subject to certain conditions, the restrictions in the immediately preceding paragraph will not apply to us with respect to (1) the issuance of ordinary shares upon the exercise of options granted under our share-based compensation plans, (2) the grant of options and other wards under our share-based compensation plans, (3) the filing of any registration statement on Form S-8 relating to our share-based compensation plans and (4) the issuance of ordinary shares or other securities in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship or any acquisition of assets or equity of another entity, provided that (x) the aggregate number of shares issued pursuant to this clause shall not exceed five percent (5%) of the total number of outstanding ordinary shares immediately following this offering and (y) the recipient of any such ordinary shares or securities issued pursuant to this clause during the restricted period shall enter into a lock-up agreement for the benefit of the underwriters. Subject to certain conditions, the restrictions in the immediately preceding paragraph will not apply to our directors and officers with respect to (1) transfers as bona fide gifts, by will, testamentary document or by intestate succession, (2) transfers to a trust for the direct or indirect benefit of such person or such person’s immediate family, (3) transfers to partners, members or stockholders by a corporation, partnership, limited liability company, trust or other business entity, (4) transfers to a partnership, limited liability company or other entity of which such person and such person’s immediate family are the legal and beneficial owner of all outstanding equity securities or similar interests, (5) transfers to a direct or indirect affiliate by a corporation, partnership, limited liability company or other business entity, or to an investment fund or other entity controlling, controlled by, managing or managed by or under common control with such business entity, (6) transfers by operation of law, pursuant to a qualified domestic order or in connection with a divorce settlement, divorce decree or separation agreement, (7) transfers to us upon death, disability or termination of employment of an employee, (8) transfers pursuant to bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our securities involving a change of control of us, (9) transfers of securities acquired in this offering or in open market transactions subsequent to the closing of this offering, (10) the establishment of a trading plan pursuant to and in accordance with Rule 10b5-1 under the Exchange Act, (11) the delivery of ordinary shares to us for cancellation (or the withholding and cancellation of ordinary shares by us) as payment for (x) the exercise price of any options granted in the ordinary course pursuant to any of the our share-based compensation plans or (y) the withholding taxes due upon the exercise of any such option or the vesting of any restricted ordinary shares granted under any such plan and (12) the exercise of outstanding options, settle restricted share units or other equity awards, provided that any securities received upon such exercise, vesting or settlement remain subject to the lock-up agreements for the restricted period.
Raymond James & Associates, Inc. may, in its sole discretion and at any time or from time to time, without notice, release all or any portion of the ordinary shares or other securities subject to the lock-up agreements. Any determination to release any ordinary shares or other securities subject to the lock-up agreements would be based on a number of factors at the time of determination, which may include the market price of our ordinary shares, the liquidity of the trading market for our ordinary shares, general market conditions, the number of ordinary shares or other securities proposed to be sold or otherwise transferred and the timing, purpose and terms of the proposed sale or other transfer.
Listing
Our ordinary shares trade on Nasdaq under the trading symbol “IFRX.”
Stabilization
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling ordinary shares in the open market for the purpose of preventing or retarding a decline in the market price of the ordinary shares while this offering is in progress. These stabilizing transactions may include making short sales of ordinary shares, which involves the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in this offering, and purchasing ordinary shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the ordinary shares, including the imposition of penalty bids. This means that if the representative of the underwriters purchase ordinary shares in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the ordinary shares or preventing or retarding a decline in the market price of the ordinary shares, and, as a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq, in the over the counter market or otherwise.
Relationships
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In addition, certain of the underwriters and their respective affiliates may have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or may in the future receive customary fees, commissions and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments of us or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Outside the United States
No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities, or the possession, circulation or distribution of this prospectus (being this prospectus supplement and the accompanying prospectus) or any other material relating to us or the securities in any jurisdiction where action for that purpose is required. Accordingly, the securities may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering materials or advertisements in connection with the securities may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.
Each of the underwriters may arrange to sell the securities offered by this prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of securities may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.
The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the securities must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Canada
The securities offered in this prospectus may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area, no securities have been offered or will be offered to the public in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
•	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
•	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or
•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
No securities have been offered or will be offered to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities that either (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of securities may be made to the public in the United Kingdom at any time:
•	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;
•
to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriter for any such offer; or

•	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or FSMA;
provided that no such offer of securities shall require the us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the FSMA.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Hong Kong
The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA), pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
•	where no consideration is or will be given for the transfer;
•	where the transfer is by operation of law;
•	as specified in Section 276(7) of the SFA; or
•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notification under Section 309B(1) of the SFA - The securities shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS
The validity of the ordinary shares and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V. Certain matters of law will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Davis Polk & Wardwell LLP, New York, New York, is counsel for the underwriters in connection with this offering with respect to U.S. federal and New York state law matters.

EXPERTS
The consolidated financial statements of InflaRx N.V. appearing in InflaRx N.V.’s Annual Report (Form 20-F) for the year ended December 31, 2022, and the effectiveness of InflaRx N.V.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.inflarx.de. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.
You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus supplement incorporated by reference subsequent to the date of this prospectus supplement.
We incorporate by reference the following documents or information that we have filed with the SEC:
•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2022 (filed on March 22, 2023);
•	our Reports on Form 6-K filed on April 4, 2023 and April 5, 2023; and
•
the description of our ordinary shares contained in Exhibit 2.4 to our Annual Report on Form 20-F for the year ended December 31, 2022, including any amendments or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement.
Documents incorporated by reference in this prospectus supplement are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. Each person, including any beneficial owner, to whom a prospectus is delivered can obtain documents incorporated by reference in this document by requesting them from us in writing at Winzerlaer Str. 2, 07745 Jena, Germany, or via telephone at: (+49) 3641 508 180. The SEC maintains a website that contains reports, proxy and information statements, and other information filed by us electronically at www.sec.gov.

PROSPECTUS
$200,000,000
Common Shares, Debt Securities, Warrants, Purchase Contracts and Units

InflaRx N.V.
(incorporated in the Netherlands)
We may offer, from time to time, in one or more offerings, common shares, senior debt securities, subordinated debt securities, warrants, purchase contracts or units, which we collectively refer to as the “securities.” The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $200,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 42.
Our common shares are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “IFRX.” On July 6, 2020, the last sale price of our common shares as reported by Nasdaq was $4.63 per common share. As of July 6, 2020, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $79,595,041 based on approximately 26,270,229 outstanding common shares, of which approximately 16,935,115 common shares were held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.
Investing in our securities involves risks. See “Risk Factors” beginning on page 16 of this prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 17, 2020.

We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus and any related prospectus supplement we provide to you. We have not authorized anyone to provide you with different or additional information. We are not making an offer of securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Unless otherwise noted or the context otherwise requires, references in this prospectus to “InflaRx N.V.,” “InflaRx,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to InflaRx N.V. and its subsidiaries.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.
You should not assume that the information contained in this prospectus is accurate as of any other date.
WHERE YOU CAN FIND MORE INFORMATION
We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC maintains an Internet site that contains reports and other information about issuers like us who file electronically with the SEC. The address of the site is http://www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our managing directors and supervisory directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the financial statements and other documents incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “predict,” “potential” or “continue” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.
The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:
•
the timing, progress and results of clinical trials of IFX-1 and any other product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, the costs of such trials and our research and development programs generally;

•
the timing and outcome of any discussions or submission of filings for regulatory approval of IFX-1 or any other product candidate, and the timing of and our ability to obtain and maintain regulatory approval of IFX-1 for any indication;

•	our ability to leverage our proprietary anti-C5a technology to discover and develop therapies to treat complement-mediated autoimmune and inflammatory diseases;
•	our ability to protect, maintain and enforce our intellectual property protection for IFX-1 and any other product candidates, and the scope of such protection;
•
whether the Food and Drug Administration, European Medicines Agency or comparable foreign regulatory authority will accept or agree with the number, design, size, conduct or implementation of our clinical trials, including any proposed primary or secondary endpoints for such trials;

•
the success of our future clinical trials for IFX-1 and any other product candidates and whether such clinical results will reflect results seen in previously conducted preclinical studies and clinical trials;

•	our expectations regarding the size of the patient populations for, market opportunity for and clinical utility of IFX-1 or any other product candidates, if approved for commercial use;
•
our manufacturing capabilities and strategy, including the scalability and cost of our manufacturing methods and processes and the optimization of our manufacturing methods and processes, and our ability to continue to rely on our existing third-party manufacturers for our planned future clinical trials;

•	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing;
•	our expectations regarding the scope of any approved indication for IFX-1;
•	our ability to defend against costly and damaging liability claims resulting from the testing of our product candidates in the clinic or, if, approved, any commercial sales;
•	our ability to commercialize IFX-1 or our other product candidates;
•	if any of our product candidates obtain regulatory approval, our ability to comply with and satisfy ongoing obligations and continued regulatory overview;
•	our ability to comply with enacted and future legislation in seeking marketing approval and commercialization;

•	our future growth and ability to compete, which depends on our retaining key personnel and recruiting additional qualified personnel;
•	our competitive position and the development of and projections relating to our competitors in the development of C5a inhibitors or our industry;
•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act or a foreign private issuer;
•
the recent outbreak of the COVID-19, which may cause business disruptions and could adversely impact our business, including our supply chain, clinical trials and commercialization of our product candidates; and

•	other risk factors discussed under “Risk Factors.”
Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

INFLARX N.V.
Our Business
We are a clinical-stage biopharmaceutical company focused on applying our proprietary anti-C5a technology to discover and develop first-in-class, potent and specific inhibitors of the complement activation factor known as C5a. C5a is a powerful inflammatory mediator involved in the progression of a wide variety of autoimmune and other inflammatory diseases. Our lead product candidate, IFX-1, is a novel intravenously delivered first-in-class anti-C5a monoclonal antibody that selectively binds to free C5a and has demonstrated disease-modifying clinical activity and tolerability in multiple clinical settings. We have been developing IFX-1 for the treatment of Hidradenitis Suppurativa, or HS, a chronic debilitating systemic inflammatory skin disease. In June 2019, we announced that our Phase IIb clinical trial of IFX-1 in HS did not meet its primary endpoint. On July 18, 2019, we published a post-hoc analysis showing multiple signals of efficacy for the IFX-1 high dose group compared to the placebo group within the initial phase of the SHINE study. On November 6, 2019, we reported additional data from the open label extension (OLE) phase of the international SHINE Phase IIb study. In March 2020, we submitted a request for an end of Phase II meeting to the FDA to discuss a potential Phase III program based on the results of the SHINE study. This meeting has been scheduled for mid-year 2020. The company plans to provide an update on the results of the end of Phase II meeting and potential further development steps with IFX-1 in HS in the second half of 2020. We are also developing IFX-1 in severe COVID-19 induced pneumonia with an adaptive randomized open label multicenter trial in Europe. On March 31, 2020, the Company initiated a clinical development program with IFX-1 in COVID-19 patients with severely progressed pneumonia. Part 1 of this study is fully enrolled with 30 patients as of April 2020. We intend to develop IFX-1 and other proprietary antibodies and molecules, and evaluate other technologies as well, to address a wide array of complement-mediated and other diseases with significant unmet needs, including Anca associated vasculitis, or AAV, a rare life-threatening autoimmune disease and Pyoderma Gangaenosum, or PG, a rare inflammatory skin disorder and indications in oncology and potentially other indications and diseases.
C5a is a central part of the complement system and a critical component of the innate immune system. The most prominent role of the complement system is to help the body defend itself against invading microorganisms through several mechanisms, including the rapid creation of an inflammatory environment and the production of factors that directly kill pathogens and recruit immune cells to sites of infection. Activation of the complement system ultimately results in the cleavage of C5, which leads to the generation of C5a and C5b. C5a creates an inflammatory environment by attracting and strongly activating neutrophils as well as by causing many different cell types to generate pro-inflammatory molecules. Such inflammation normally benefits the body by helping to fight infection, but excessive or uncontrolled generation of C5a can cause severe damage to the body’s own tissue, thereby contributing to the pathophysiology of many autoimmune and inflammatory diseases.
While the mode of action of C5a in inflammation has been intensely researched and confirmed, developing a highly specific antibody with the ability to fully block C5a while preserving a critical innate defense mechanism, the formation of the Membrane Attack Complex, or MAC, has been challenging. As such, there are currently no approved drugs that specifically target C5a.

The figure below summarizes key information about our current pipeline of product candidates:

Our proprietary anti-C5a technology
Despite C5a’s well-characterized role in promoting inflammation and related tissue and organ damage in different diseases, no marketed drug targeting C5a exists. We discovered a conformational epitope on the surface of C5a, which allows us to generate antibodies that specifically block free C5a while keeping MAC formation intact. We believe that this represents a breakthrough in the field of terminal complement C5a inhibition. This specificity may be particularly valuable when treating diseases that are driven by C5a, such as HS and AAV.

A conformational epitope on the surface of the C5a molecule allows for generation of highly specific blocking antibodies directed against C5a.
We believe that blocking C5 upstream of C5a may inadequately block C5a formation. Our research has shown that C5a can be cleaved off from C5 by naturally occurring enzymes that are not part of the complement system even in the presence of a C5 inhibitor. Additionally, C5 inhibitors block C5b, which disrupts MAC formation, leaving patients susceptible to life-threatening infections.
We believe that with our proprietary anti-C5a technology, we block the complement system specifically at an advantageous focal point while preserving its other beneficial functions.

Our programs
IFX-1 for Hidradenitis Suppurativa
Hidradenitis Suppurativa is a chronic debilitating systemic skin disease which results in painful inflammation of the hair follicles, most notably in the armpit, groin and genitalia regions. The clinical hallmarks of this disease include very painful inflammatory nodules, boils or abscesses that typically open and release odorous inflammatory fluids. In the more chronic form of the disease, patients experience draining fistulas, also referred to as sinus tracts, which ultimately lead to scarring and related functional disability in certain areas. HS patients suffer primarily from pain and significant discomfort resulting from the constant formation of pus, often requiring the use of bandages and diapers, resulting in social isolation. Not surprisingly, HS severely adversely affects patients’ quality of life. The Hurley system is a classification system used to characterize the disease from early and easier to-treat forms of HS in Hurley stage 1 to the chronic and difficult to treat forms in Hurley stages 2 and 3.
HS typically presents in the second and third decade of a patient’s life and often develops into a life-long debilitating chronic disease. The target patient population for IFX-1 is HS patients displaying a moderate to severe form of the disease. In the United States, we estimate that moderate to severe HS has a prevalence of up to 200,000 patients, although recent publications suggest a higher prevalence.
In Europe, the number of affected patients is also believed to be greater, with higher prevalence and incidence of HS in countries with warmer climates. The diagnosis and treatment are in most countries handled by dermatologists even though patients often first present with early symptoms to primary care physicians or even to emergency departments in order to seek surgical relief of formed abscesses.
The accepted (but not approved) standard of care for HS patients includes topical, oral or intravenous antibiotic treatment, as well as surgery, which often provide only temporary symptomatic relief. In some cases, patients also undergo different types of surgery. HS is recognized as a systemic autoimmune disease, for which there are numerous suggested etiological factors, including genetics. Neutrophils are believed to play a potential disease-promoting role as well as certain cytokines and mediators commonly found in autoimmune diseases such as TNF-alpha, IL-17, IL-1 and others. This rationale is supported by the 2015 approval in the United States and Europe of adalimumab, an anti-TNF-alpha monoclonal antibody, for the treatment of patients with moderate to severe HS (Hurley stage 2 and 3). The Hurley system is a classification system used to characterize the disease from early and easier-to-treat forms of HS in Hurley stage 1 to the chronic and difficult to treat forms in Hurley stages 2 and 3. The system has been used as the basis for clinical trials. Combined results from the two pivotal adalimumab trials, which enrolled a total of 633 patients, showed that approximately 50% of the 316 patients who were treated with adalimumab achieved a response in the Hidradenitis Suppurativa Clinical Response, or HiSCR, while approximately 27% of the 317 patients who received placebo achieved a HiSCR response, in each case at the end of a 12-week treatment period. Patients are HiSCR responders when they achieve a 50% or higher reduction of the combined abscess and nodule, or AN, count from baseline, but no increase of the abscess or draining fistula count from baseline. The HiSCR is the primary endpoint that was used to support regulatory approval by the FDA and EMA of adalimumab for the treatment of HS patients. Despite having demonstrated clinical benefit, approximately 50% or more of the patients with moderate to severe HS did not respond to adalimumab, thus a high unmet need remains among HS patients.
C5a promotes inflammatory mediators and is a strong activator of neutrophils, which was the basis for our investigation of our C5a blocking drug candidate IFX-1 in patients with HS. We established that patients suffering from HS show proof of significant systemic complement activation with elevated plasma concentrations of C5a and other markers.
We further elaborated that C5a is activated in the plasma of HS patients and appears to be the main factor activating neutrophils in human whole blood from healthy humans. Neutrophil activation was assessed by observing the upregulation of the neutrophil surface marker CD11b (an established method to demonstrate neutrophil activation). These data were derived from studies conducted in 2013 and 2014 as part of an investigative project in collaboration with an investigator from the University of Athens, who provided HS patient plasma samples for the studies. In these studies, we found that CD11b, as a marker for neutrophil activation, was greatly enhanced in fresh human whole blood from healthy volunteers when either recombinant human C5a was added or when plasma from HS patients was added. IFX-1, our highly specific anti-C5a antibody, completely inhibited neutrophil activation resulting from the addition of the HS plasma, suggesting that C5a may be the key mediator in plasma from HS patients leading to neutrophil activation.

Control heparin plasma
HS patient heparin plasma
CD11b FITC [MFI]
15000
10000
5000
0
100%⇩
100%⇩
huPP-ctr.
huPP-ctr. + 20 nM rhC5a
huPP-ctr. + 20 nM rhC5a + 20 nM IFX-1
pat088
pat088 + 5 nM IFX-1
pat088 + 20 nM IFX-1
pat092
pat092 + 5 nM IFX-1
pat092 + 20 nM IFX-1

Flow cytometry assay in fresh human whole blood demonstrating CD11b increase on blood neutrophils as marker of neutrophil activation: recombinant human C5a strongly activates human neutrophils in whole blood (huPP-ctr + 20 nM rhC5a) which can be fully blocked by addition of IFX-1 (huPP-ctr + 20 nM rhC5a + 20 nM IFX-1) (open white bars). Plasma from two different HS patients (pat088 and pat092) also activates human neutrophils in whole blood and this effect can be fully blocked by the addition of IFX-1 (middle and darker grey bars) thus implying that C5a in HS patient plasma is the key neutrophil activating factor.
IFX-1 was evaluated in a Phase IIa, single center open-label study in 12 patients who were diagnosed with Hurley stage 3 and had failed to respond to prior treatment attempts, including adalimumab, to which nine out of the 12 patients failed to respond. Patients received weekly intravenous injections of IFX-1 for eight consecutive weeks and were subject to follow up for three months thereafter. Results from the trial demonstrated a HiSCR response in 75% of patients at the end of eight weeks of treatment and in 83% of patients at the end of the 12-week trial observation period, demonstrating initial clinical evidence of the product candidate’s disease-modifying effect. The results from the trial revealed that weekly injections of IFX-1 resulted in reduced C5a levels at 22 days and 50 days following the start of treatment while leaving MAC formation intact. The results also demonstrated that IFX-1 administration was well tolerated, with no drug-related adverse events detected and no infusion-related, allergic or anaphylactic reactions were observed.
In addition to the HiSCR response, we observed additional trends for the disease-modifying effect of IFX-1 treatment in HS patients. We investigated the absolute and percentage change from day one in the total combined count of abscesses and nodules, or AN count. The median AN count was 6.0 at baseline and decreased during the treatment period: at day 50 the AN count had decreased by a median of 3.5 (69.70%), and at the end of the trial observation period (day 134) the AN count had decreased by 4.5 (76.39%). At baseline, none of the 12 patients had an AN count of zero, one or two. At day 50, the end of the treatment period, the number of patients displaying an AN count of zero, one or two increased to eight patients and, by day 134 (end of the trial observation period) to 10 patients. In order to assess the potential long-lasting effect of IFX-1 treatment at the end of the three months observations period of the initial Phase IIa study, an observational study was conducted on 10 of the 12 clinical subjects. The data revealed that the time after concluding IFX-1 treatment to the first flare, defined as need for antibiotic treatment upon worsening of HS symptoms, was 209 days (range 54 to 318 days) and that, while being off of medication, 50% of patients had no flares until day 203.

Based on the initial Phase IIa results, we completed a larger multi-center, international Phase IIb study to determine the efficacy and safety of IFX-1 in moderate to severe HS patients. The trial was a randomized, double-blind and placebo-controlled multicenter study with five dose groups, including one placebo group. After a placebo-controlled double-blind period of 16 weeks, each patient received IFX-1 open label for additional 28 weeks to assess long-term efficacy and safety. The main objective of the study was to evaluate a dose response signal assessed by the HiSCR score at week 16 as the primary endpoint. Secondary objectives included evaluation of safety and tolerability of IFX-1.
On June 5, 2019, we announced the top-line results of the international SHINE Phase IIb study, in which we failed to meet our primary endpoint utilizing HiSCR at week 16. The randomized, double-blind, placebo-controlled, multicenter study enrolled a total of 179 patients in four active dose arms and a placebo arm at over 40 sites in 9 countries in North America and Europe. The primary statistical analysis by multiple-comparison procedure modelling (MCP-mod) showed no significant dose response for the IFX-1 treatment.
The individual HiSCR rates at week 16 for the four different dose arms and the placebo arm are outlined below:
IFX-1				Placebo
Minimal dose	Low dose	Medium dose	High dose	placebo Q2W
400mg every 4 weeks (Q4W)	800mg every 4 weeks (Q4W)	800mg every 2 weeks (Q2W)	1200mg every 2 weeks (Q2W)
40.0%	51.5%	38.7%	45.5%	47.1%
A statistically significant reduction of the dermatology life quality index, or DLQI, could be detected comparing the overall treatment arms with the placebo arm at week 16 (p=0.031). The median DLQI reduction at week 16 compared to pre- dose values was highest in the medium dose group (-5.5 points) when compared to the reduction in the placebo group (-1.5 points). There was a trend in the reduction of the overall AN count comparing the placebo group (median reduction of -3.0) and the low, medium and high dose group (-5.0, -5.0, and -4.5, respectively).
IFX-1 was well tolerated. No difference could be detected in treatment emergent adverse events between placebo and treatment groups. Overall, 72% of placebo treated patients experienced a treatment emergent adverse event when compared to 66% of the combined IFX-1 treated groups. The most common treatment emergent adverse events were exacerbation of HS and nasopharyngitis.
On July 18, 2019, we published a post-hoc analysis. This analysis showed multiple additional signals of efficacy for the IFX-1 high dose group compared to the placebo group within the initial phase of the SHINE study, which demonstrated significant reductions in all combined inflammatory lesions, on draining fistula and on the International Hidradenitis Suppurativa Severity Score 4, or IHS4, which also scores all inflammatory lesions and has been developed by an international expert group to score severity and track treatment response, although it has not be utilized in late stage clinical studies in HS. The IHS4 weights the most fluctuating lesions such as inflammatory nodules (1 point), less than abscesses (2 points) or draining fistulas (4 points).
At week 16, there was a statistically significant reduction of draining fistulas, or DF, relative to baseline in the high dose IFX-1 group when compared to placebo (Figure 1 – relating to all patients with at least 1DF at baseline).

Figure 1: DF reduction relative to baseline at week 16 (left: Mean, right: Median) in all patients with at least 1 draining fistula at baseline. For mean comparisons and the p-value of high dose versus placebo, an ANCOVA model adjusted for DF and Hurley stage at baseline was calculated. The p-value for the median comparison of high dose versus placebo was based on the Wilcoxon rank-sum test. Complete case analysis, no imputation of missing values.
This reduction in DF was visible as early as 2 weeks after induction of high dose IFX-1 therapy and consistent over time with the strongest observed reductions seen at weeks 6, 8 and 16 (Figure 2). A temporary weakening of the strong reduction was observed between weeks 10 to 14 which could not be explained by pharmacokinetic or pharmacodynamic parameters. The strong relative reduction of draining fistulas observed in the SHINE trial was consistent with earlier findings in the open label Phase IIa study (manuscript under revision for publication).

Figure 2: DF reduction relative to baseline per visit (left: Mean, right: Median) until week 16 for placebo and the high dose group (IFX-1 1200mg q2w) in all patients with at least one DF at baseline. For mean comparisons of high dose versus placebo, an ANCOVA model adjusted for DF and Hurley stage at baseline was calculated. Complete case analysis, no imputation of missing values.

IFX-1 therapy also reduced the AN count at week 16 relative to baseline with a trend to a dose dependent effect. Further analysis showed that high dose IFX-1 therapy reduced abscesses and inflammatory nodule counts over time (Figure 3):

Figure 3: AN count per patient visit (left: Mean, right: Median) until week 16 for placebo and high dose group (IFX-1 1200mg q2w). Complete case analysis, no imputation of missing values.
On November 6, 2019, we reported positive results of the open label extension, or OLE part of the international SHINE Phase IIb study. The data were from an analysis at the end of the overall 9-month study treatment period (week 40). A total of 156 patients entered the 6-month OLE period upon completion of week 16 of the first part of the SHINE study. Patients participating in the OLE part of the study remained blinded to their initial treatment regimen and were grouped into two arms, responders and non-responders, according to the HiSCR at week 16. The Responder Group received a maintenance IFX-1 treatment dose of 800 mg every 4 weeks to investigate if they would maintain their response. The Non-responder Group received an IFX-1 treatment of 800 mg every 2 weeks to investigate if they would become responders. As induction therapy, patients transitioning from the former minimal dose or placebo groups received one or two additional 800 mg infusions, respectively. The endpoint for the OLE part of the study was HiSCR response rate at week 40. Key results include:
•	70.6% of the Responder Group maintained their HiSCR response during the OLE, and
•	41.8% of the Non-responder Group became responders at week 40.
Thus, at the end of the 9-month treatment period, 56.3% of all patients who completed the OLE were HiSCR responders.
Overall, patients completing the OLE period showed a sustained improvement in inflammatory lesion count at week 40 compared to baseline counts of the OLE treatment group on day 1 of the SHINE study. There was a relative reduction in the total body count of:
•	abscesses and inflammatory nodules (AN count) of -66.9% (mean) and -75.0% (median), and
•	draining fistula of -46.0% (mean) and -51.5% (median).
These results were also reflected in IHS4, which demonstrated an improvement with a relative change of -54.5% (mean) and -64.1% (median) when compared to the day 1 baseline values of the OLE patient group.
Based on these results and on an in depth medical and statistical data analysis, we plan to discuss with regulators the initiation of a phase III program for IFX-1 in HS which may be based on an alternative primary endpoint to the HiSCR. As first step, in March 2020, we have requested an end-of-phase II meeting with the FDA. This meeting has been scheduled for mid-year 2020. We plan to provide an update on the results of the end of Phase II meeting and potential further development steps with IFX-1 in HS in the second half of 2020.
IFX-1 for ANCA-associated Vasculitis
ANCA-associated Vasculitis is a rare, life-threatening autoimmune disease with a relapsing nature, characterized by necrotizing vasculitis, an inflammation of blood vessels. The disease is characterized by life-threatening flare phases affecting the kidney function and other organs leading to organ dysfunction and failure, a potentially fatal outcome unless treated appropriately. AAV predominantly affects small vessels associated with anti-neutrophil cytoplasmic antibodies, or ANCA. It comprises three disease entities: GPA, or granulomatosis with polyangiitis (known as Wegener’s Granulomatosis); MPA, or microscopic polyangiitis; and eGPA, or eosinophilic granulomatosis with polyangiitis (known as Churg-Strauss syndrome).
AAV is designated as an orphan disease and affects approximately 40,000 and 75,000 patients in the United States and Europe, respectively. In addition, AAV has a reported incidence of 4,000 and 7,500 new patients per year in the United States and Europe, respectively.
Because of the life-threatening character of this disease, it is crucial to induce remission rapidly when a flare presents. The treatment to induce remission differs from maintenance therapy. The current treatment regimen to induce remission uses a combination of High Dose Corticosteroids, or HDCS, together with either rituximab or cyclophosphamide. The long lasting HDCS therapy is associated with significant side effects and additional life-threatening risks for the patients.
The disease promoting role of C5a for AAV is well established. A priming effect of C5a for neutrophils appears to be the essential factor leading to neutrophil-related damage of the endothelial cells in the vessels. In addition, patients with acute AAV disease have significantly elevated complement activation parameters in their plasma when compared to AAV patients in remission. In an experimental AAV disease model in mice, it was shown that while C5aR deficiency leads to reduction in disease activity, C6 deficiency does not lead to such improvement, suggesting that MAC formation might not play a major role in this disease. However, additional research is warranted to confirm this conclusion.
Our clinical development strategy for IFX-1 in AAV will first focus on acutely ill AAV patients, where we believe IFX-1 has the potential to successfully induce remission and reduce or eliminate the need for HDCS therapy, leading to reduction or elimination of HDCS therapy and providing an improved safety profile. Thereby we also intend to focus on speed of induction of remission and reducing rate of renal replacement and kidney dysfunction. An additional focus could address the maintenance of remission in patients.
We conducted a pre-Investigational New Drug, or IND, meeting for IFX-1 therapy in AAV patients in February 2018 and, based on this, we have initiated a US clinical phase II study with IFX-1 in AAV patients primarily investigating safety and tolerability of IFX-1 in AAV patients as well as exploring efficacy of IFX-1 when added to standard of care therapy. In addition, we have initiated a second phase II study with IFX-1 in AAV patients outside the US focusing on safety as well as on investigating the potential to reduce and avoid high dose glucocorticoid treatment during the induction phase of acute AAV. Part of the development strategy will also be submission of an orphan drug application to the FDA and EMA once first data are available.
In October 2018, we dosed the first patient in the randomized, triple blind, placebo-controlled US Phase II IXPLORE study with IFX-1 in patients with AAV. The main objective of the study is to evaluate the efficacy and safety of two dosing regimens of IFX-1 in patients with moderate to severe AAV, when dosed in addition to standard of care, which includes treatment with high dose glucocorticoids. Patients are randomized to either receive a low dose of IFX-1 in combination with a standard dose of glucocorticoids, a high dose of IFX-1 in combination with a standard dose of glucocorticoids or placebo in combination with a standard dose of glucocorticoids. Patients in all three groups will receive the standard of care dosing of immunosuppressive therapy (rituximab or cyclophosphamide). The primary endpoint of the study is the number and percentage of subjects who experience at least one treatment-emergent adverse event, or TEAE, per treatment group at week 24. The key secondary endpoint of the study is a 50% reduction in Birmingham Vasculitis Activity Score, or BVAS at week 16, a well-established endpoint that has been used in the previous AAV studies, along with clinical remission. It was originally planned that we would enroll approximately 36 patients at centers in the US. At present, we have recruited 19 patients in this trial and conducted a blinded interim analysis as well as an assessment of the potential impact of the COVID-19 pandemic. The company has developed a consolidated moving forward strategy with the AAV program with the goal to achieve phase III readiness. As part of this strategy, we plan to stop and read out the IXPLORE trial early.
In May 2019, we initiated a randomized, double-blind, placebo-controlled European Phase II IXCHANGE study with IFX-1 in patients with AAV. The main objective of this study is to evaluate the efficacy and safety of IFX-1 in patients with moderate to severe AAV. The primary endpoint of the study is a 50% reduction in BVAS at week 16. Secondary efficacy endpoints being analyzed include clinical remission, evaluation of the Vasculitis

Damage Index, reduction of glucocorticoid toxicity, several relevant biomarkers like glomerular filtration rate, and patient reported outcomes. It was originally planned that we would enroll approximately 80 patients at about 60 sites in up to 12 European countries and Russia. The study will be conducted in two parts. In Part 1, patients are being randomized to receive either IFX-1 plus a reduced dose of glucocorticoids, or placebo plus a standard dose of glucocorticoids. Patients in both arms will receive the standard of care dosing of immunosuppressive therapy (rituximab or cyclophosphamide). This part has been fully enrolled with 30 patients. After analyzing the impact of COVID-19 on the study, we conducted a blinded internal interim analysis, in addition to obtaining review by an independent data monitoring committee related to safety and efficacy.
In Part 2 of the study, patients will be randomized to receive either IFX-1 plus placebo glucocorticoids or placebo plus a standard dose of glucocorticoids (both in addition to standard of care immunosuppressive therapy with rituximab or cyclophosphamide). Based on the results of the blinded interim analysis of Part 1 of the IXCHANGE study, we have streamlined our development strategy for IFX-1 in AAV. As part of this strategy, we intend to continue with Part 2 of the study but decrease the number of enrolled patients.
We believe that this streamlined development strategy will provide important information on safety and efficacy using IFX-1 in AAV, while concurrently mitigating perceived or actual risks to the clinical trial associated with the COVID-19 pandemic. The goal of this strategy remains for the program to gain phase III readiness.
We believe that the potential advantages of treatment with IFX-1 in AAV are the following:
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Rapid onset of action: IFX-1 has fast onset of action such that after its intravenous administration, IFX-1 inhibits C5a-induced signaling completely, providing immediate protection from C5a induced priming and activation of neutrophils in this disease. This may result in a faster response rate and a potentially quicker induction of remission when compared to the currently available treatment options.

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Potential potency advantages (over receptor inhibition): IFX-1 blocks the upstream ligand C5a, which inhibits signaling through both receptors, C5aR and C5L2; C5a pro-inflammatory MoA through both C5aR and C5L2 has been shown to be important for ANCA-primed and C5a-induced neutrophil degranulation as key disease-driving mechanism in AAV (published by Hao and Wang et al 2013, PloS ONE).

IFX-1 for the treatment of Pyoderma Gangraenosum
We are also developing IFX-1 for the treatment of Pyoderma Gangraenosum. PG is a chronic inflammatory form of neutrophilic dermatosis characterized by accumulation of neutrophils in the affected skin areas. The exact pathophysiology is not fully understood, but it is postulated that inflammatory cytokine production as well as neutrophil activation and dysfunction contribute to a sterile inflammation in the skin. PG presents as painful pustule or papule, mainly on the lower extremities which rapidly progress to an extremely painful enlarging ulcer. Associated symptoms include fever, malaise, weight loss and myalgia. PG usually has a devastating effect on a patient’s life due to the severe pain and induction of significant movement impairment depending on lesions’ location. The exact prevalence of PG is not yet known, but is estimated that up to 50,000 patients in the US and Europe are affected by this disease. We plan to seek orphan drug designation for PG in the United States and Europe.
In February 2019, we received the approval of an open label Phase IIa exploratory study from Health Canada with a planned enrollment of 18 patients with moderate to severe PG. We dosed the first patient in this trial in June 2019 and we plan to study 3 different dosing regimens of IFX-1 in a dose-escalation manner. The objectives of this study are to evaluate the safety and efficacy of IFX-1 in this patient population. The primary endpoint of the study is safety while the key secondary endpoints focus on the responder rate defined as a Physicians Global Assessment ≤ 3 of the target ulcer at visits V4, V6, V10, and V16 (end of treatment) as well as time to complete closure of Pyoderma Gangraenosum target ulcer (investigator assessment). In February 2020, we announced initial data from the first 5 patients. Patients in this first dosing group are being treated with 800mg of IFX-1 biweekly for 12 weeks after an initial run-in phase with three doses of 800mg on day 1, 4 and 8 of the study, with a three-month observational period. Out of the first 5 initial patients dosed with IFX-1, 2 patients achieved complete closure of the target ulcer. One patient completed the treatment period demonstrating a full healing of all affected areas. This patient continues to remain disease free approximately 2 months after being taken off IFX-1 therapy. The second patient exhibited healing of PG affected areas except for one minimal opening. This patient is close to completion of therapy. Both patients in remission had previously failed to respond to different therapeutic treatment attempts, including high dose glucocorticoids, and both patients showed elevated C5a levels in plasma at baseline. An additional patient who completed the study showed initial wound healing activity in the first 2-3 weeks of treatment, but no wound size decrease or closure was detected. The remaining 2 patients who are still under treatment have severe disease, including large and extensive ulcers. Both patients did not show a healing response but are eligible for a dose escalation. Pharmacodynamic analysis of the C5a levels over time of treatment indicated that a dose escalation may provide better control over C5a levels throughout the treatment period. The drug was well tolerated and no drug-related severe adverse events, or SAE, have been recorded to date in the study. We are continuing to enroll the study with the addition of higher dose cohorts.
IFX-1 for the treatment of oncological diseases
We are also developing IFX-1 for the treatment of oncological diseases and plan to initiate a clinical proof of concept phase II study for IFX-1 in an undisclosed oncological indication within the second half of 2020. We plan to disclose this indication only at the start of the trial.
IFX-1 for the treatment of COVID-19-induced Severe Pneumonia
We are also developing IFX-1 for the treatment of COVID-19-induced severe pneumonia. On March 31, 2020, the Company initiated a clinical development program with IFX-1 in COVID-19 patients with severely progressed pneumonia and enrolled the first patient at the Amsterdam University Medical Centers in the Netherlands. Additional centers have been opened in the Netherlands. In the study, patients are being randomized to two treatment arms, either Arm A, best supportive care and IFX-1 or Arm B, best supportive care alone. The primary endpoint is the relative percentage change from baseline to day 5 in the Oxygenation Index (PaO2 / FiO2). After all patients have been treated in the first part of the trial, an interim analysis will be performed to assess the clinical benefit of the treatment using the assessed clinical parameters in order to potentially adapt the confirmatory second part of the study. Part 1 is fully enrolled with 30 patients as of April 2020.
Strategy
Our goal is to maintain and further advance our leadership position within the anti-C5a complement space, delivering first-in-class autoimmune and anti-inflammatory therapies to market. To achieve this goal, we are executing on the following strategies:
•	Advance our lead program IFX-1 for HS.
•	Complete Phase II clinical development of IFX-1 for AAV, PG, oncological diseases and COVID-19 induced severe pneumonia and other complement-mediated autoimmune and inflammatory diseases.
•	Pursue the clinical development of IFX-2 and continue to expand the breadth of our anti-C5a technology.
•	Commercialize IFX-1, if approved, either independently or in collaboration with a partner.
•	Solidify our leadership position in the anti-C5a space by leveraging the full potential of our proprietary anti-C5a technology and expertise in complement and inflammation.
Implications of being an emerging growth company and a foreign private issuer
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:
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inclusion of only three years of audited financial statements with correspondingly reduced “Management’s discussion and analysis of financial condition and results of operations” disclosure in this prospectus;

•	an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

•	reduced disclosure about our executive compensation arrangements in our periodic reports and registration statements; and
•	exemptions from the requirements of holding non-binding advisory votes on executive compensation and golden parachute arrangements.
We may take advantage of these provisions for up to five years or such earlier time that we cease to qualify as an emerging growth company. We would cease to qualify as an emerging growth company (i) upon the last day of the fiscal year (A) in which we had more than $1.07 billion in annual revenue, or (B) we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, or (ii) we issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced reporting requirements. To the extent that we take advantage of these reduced reporting requirements, the information that we provide shareholders may be different than you might obtain from other public companies in which you hold equity interests.
In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Given that we currently report and expect to continue to report under IFRS as issued by the IASB, we will not be able to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.
We currently report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.
Intellectual property
We aim to protect our product candidates and other commercially important proprietary anti-C5a technology by seeking and maintaining U.S. and foreign patents that are intended to cover our product candidates and compositions, and their methods of use, the methods used to manufacture them, the related therapeutic targets and associated methods of treatment and any other inventions that are commercially important to our business. We also rely on trade secrets and know-how and other intellectual property rights to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection. Our success will depend significantly on our ability to obtain and maintain such patent and other proprietary protection, defend and enforce our patents, preserve the confidentiality of our trade secrets and operate our business without infringing, misappropriating or otherwise violating any patents or other intellectual property, including any proprietary rights of third-parties. See the section titled “ITEM 3. KEY INFORMATION — D. Risk factors—Risks related to intellectual property” in the Annual Report for additional information.
As of June 1, 2020, we owned five issued U.S. patents, five pending U.S. non-provisional patent applications, 15 issued foreign patents, one Eurasian Patent validated in 9 countries, two issued European patents each validated in 37 EPC member states, one European patent validated in 3 countries, four pending European applications, 36 pending foreign patent applications and two pending applications filed under the Patent Cooperation Treaty (PCT). These patents include claims relating to C5a inhibitors and associated methods of use.
Our patent portfolio relating to IFX-1 and IFX-2, as of June 1, 2020, is summarized below.
As of June 1, 2020, we owned three issued U.S. patents and one pending U.S. non-provisional patent application covering the composition of matter of antibodies that block C5a and their use in blocking C5a-induced biological effects in patients with diseases that involve acute or chronic inflammation, which would include in their scope HS and AAV. In addition, we owned 13 issued foreign patents, one European patent application, six pending foreign patent applications, one issued Eurasian Patent validated in nine countries, two European patent each validated in 37 EPC member states covering the composition of matter of antibodies that block C5a and their use in the treatment of various diseases that involve acute or chronic inflammation, which would include in their scope HS and AAV, and, depending on the jurisdiction of the applicable patent, specifically cover the use of such antibodies in treating diseases such as ischemia and reperfusion related injuries, acute lung injury and pneumonia.
The issued U.S. and foreign patents are expected to expire in 2030, excluding any additional term for patent term adjustments or patent term extensions. If granted, the pending U.S. and foreign patent applications would be expected to expire in 2030, excluding any additional term for patent term adjustments or patent term extensions.
As of June 1, 2020, we owned one issued US patent and one pending U.S. non-provisional patent application, one issued EP patent validated in three EPC member states and 6 pending foreign patent applications covering the use of certain binding moieties, such as antibodies, that inhibit C5a for the treatment of viral pneumonia. If granted, the pending U.S. and foreign patent applications would be expected to expire in 2035, excluding any additional term for patent term adjustments or patent term extensions.
As of June 1, 2020, we owned one issued US patent and two pending U.S. non-provisional patent applications, 24 pending foreign patent applications, two pending European patent application and two granted foreign patents covering the use of an inhibitor of C5a activity, for example, IFX-1, for treating HS and other cutaneous, neutrophilic inflammatory diseases. We plan to file additional European and foreign patent applications on the basis of the two pending applications under the PCT which, if granted, would be expected to expire in 2038, excluding any additional term for patent term adjustments or patent term extensions.
As of June 1, 2020, we owned one pending patent application under the PCT covering the use of an inhibitor of C5a activity, for example, IFX-1, for treating COVID-19 which, if granted, would be expected to expire in 2040, excluding any additional term for patent term adjustments or patent term extensions.
As of June 1, 2020, we owned one pending European patent application covering the composition of matter of humanized antibodies, for example, IFX-2, that block C5a and their use in blocking C5a-induced biological effects in patients which, if granted, would be expected to expire in 2041, excluding any additional term for patent term adjustments or patent term extensions.
Corporate Information
The common shares covered by this prospectus refer to the common shares of InflaRx N.V. InflaRx was founded in 2007 as InflaRx GmbH by Professor Niels Riedemann and Professor Renfeng Guo in Jena, Germany. The offices of InflaRx N.V. are located at Winzerlaer Str. 2, 07745 Jena, Germany. Our telephone number is (+49) 3641 508 180. Investors should contact us for any inquiries at the address and telephone number of our principal executive office. Our principal website is www.inflarx.com. The information contained on our website is not a part of this prospectus.

RISK FACTORS
Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports on Form 6- K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
General
We were incorporated pursuant to the laws of the Netherlands as Fireman B.V. in June 2017 to become a holding company for InflaRx GmbH prior to consummation of our initial public offering. InflaRx GmbH was founded in 2007 by Professor Niels Riedemann and Professor Renfeng Guo in Jena, Germany.
Pursuant to the terms of our corporate reorganization, all of the equity interests in InflaRx GmbH were exchanged for common shares of Fireman B.V. and, as a result, InflaRx GmbH became a wholly owned subsidiary of Fireman B.V. Immediately following such exchange, and prior to the listing of our common shares on Nasdaq, we converted into a public company with limited liability (naamloze vennootschap) under Dutch law pursuant to a notarial deed of amendment and conversion and our legal name was changed to InflaRx N.V.
We are registered with the Trade Register of the Chamber of Commerce (Kamer van Koophandel) under number 68904312. Our corporate seat is in Amsterdam, the Netherlands, and our registered office is in Jena, Germany.
Our authorized share capital amounts to €13,200,000, divided into 55,000,000 common shares, each with a nominal value of €0.12, and 55,000,000 preferred shares, each with a nominal value of €0.12, and as of June 26, 2020 our issued share capital amounts to €3,152,427.5.
Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our Articles of Association. An amendment of our Articles of Association would require a resolution of the general meeting of shareholders upon proposal by the board of directors.
Our common shares and preferred shares are in registered form.
The preferred shares can be issued to an independent foundation under Dutch law, or protective foundation, pursuant to a call option agreement. If the protective foundation exercises the call option pursuant to the call option agreement, an amount of preferred shares up to 100% of our issued capital held by others than the protective foundation, minus one share, will be issued to the protective foundation. These preferred shares will be issued to the protective foundation under the obligation to pay at least 25% of their nominal value upon issuance. The protective foundation’s articles of association provide that it will promote and protect our interests and the interests of our business and our stakeholders from time to time, and repressing possible influences which could threaten our strategy, continuity, independence and/or identity, to such an extent that this could be considered to be damaging to the aforementioned interests.
Any closing of any offering of our common shares pursuant to this prospectus will be conducted through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. Each person owning common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the common shares.
Our Articles of Association provide that, for as long as any of our common shares are admitted to trading on Nasdaq, the New York Stock Exchange or on any other regulated stock exchange operating in the United States of America, the laws of the State of New York shall apply to the property law aspects of our common shares reflected in the register administered by the relevant transfer agent.
Articles of association and Dutch law
Set forth below is a summary of relevant information concerning our share capital and material provisions of our Articles of Association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.
Company’s shareholders’ register
Pursuant to Dutch law and the Articles of Association, we must keep our shareholders’ register accurate and current. The board of directors keeps our shareholders’ register and records names and addresses of all holders of shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of use and enjoyment (vruchtgebruik) in shares belonging to another or a pledge (pandrecht) in respect of such shares. There is no restriction on the ownership of our shares. The common shares offered in any offering of our common shares pursuant to this prospectus will be held through DTC, therefore DTC or its nominee will be recorded in the shareholders’ register as the holder of those common shares.
Corporate objectives
Pursuant to the Articles of Association, our main corporate objectives are:
•	to develop, license, manufacture and commercialize pharmaceutical products;
•	to develop and commercialize tests and analytical methods;
•	to participate in, to finance, to hold any other interest in and to conduct the management or supervision of other entities, companies, partnerships and businesses;
•	to acquire, administer, exploit, invest, encumber and dispose of assets and liabilities;
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to furnish guarantees, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of group companies or other parties; and

•	to do anything which, in the widest sense, is connected with or may be conducive to the objectives described above.
Limitation on liability and indemnification matters
Under Dutch law, directors and certain other officers may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to the Company and to third parties for infringement of the Articles of Association or of certain provisions of the Dutch Civil Code. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Subject to certain exceptions, our Articles of Association provide for indemnification of our current and former directors (and other current and former officers and employees as designated by our board of directors). Directors and certain other officers are also insured under an insurance policy taken out by us against damages resulting from their conduct when acting in the capacities as such directors or officers.
Shareholders’ meetings and consents
General meeting of shareholders
General meetings of shareholders may be held in Amsterdam, Rotterdam, The Hague, Arnhem, Utrecht or the municipality of Haarlemmermeer (Schiphol Airport), the Netherlands. The annual general meeting of shareholders must be held within six months of the end of each financial year. Additional extraordinary general meetings of shareholders may also be held, whenever considered appropriate by the board of directors and shall be held within three months after our board of directors has considered it to be likely that our equity has decreased to an amount equal to or lower than half of its paid up and called up share capital, in order to discuss the measures to be taken if so required.
Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law who jointly represent at least one-tenth of the issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If our board of directors has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the requesting party/parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting of shareholders.
General meetings of shareholders can be convened by a notice, which shall include an agenda stating the items to be discussed, including for the annual general meeting of shareholders, among other things, the adoption of the annual accounts, appropriation of our profits and proposals relating to the composition of the board of directors, including the filling of any vacancies in the board of directors. In addition, the agenda shall include such items as have been included therein by the board of directors. The agenda shall also include such items requested by one or more shareholders, or others with meeting rights under Dutch law, representing at least 3% of the issued share capital. Requests must be made in writing or by electronic means and received by the board of directors at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.

In accordance with the Dutch Corporate Governance Code, or DCGC, a shareholder shall exercise the right of putting an item on the agenda only after consulting the board of directors in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy (for example, the removal of directors), the board of directors must be given the opportunity to invoke a reasonable response time of up to 180 days from the moment the board of directors is informed of the intentions of the shareholder(s). If invoked, the board of directors must use such response period for further deliberation and constructive consultation with the shareholders concerned, and must explore alternatives. At the end of the response time, the board of directors must report on this consultation and the exploration of alternatives to the general meeting of shareholders. The response period may be invoked only once for any given general meeting of shareholders and does not apply: (a) in respect of a matter for which a response period has been previously invoked; or (b) if a shareholder holds at least 75% of the company’s issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a general meeting of shareholders be convened, as described above.
The general meeting is presided over by the chairman of the board of directors. If no chairman has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by the chief executive officer. If no chief executive officer has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by another director present at the meeting. If no director is present at the meeting, the general meeting shall be presided over by any other person appointed by the general meeting. In each case, the person who should chair the general meeting pursuant to the rules described above may appoint another person to chair the general meeting instead. Directors may always attend a general meeting of shareholders. In these meetings, they have an advisory vote. The chairman of the meeting may decide at his or her discretion to admit other persons to the meeting.
All shareholders and others with meeting rights under Dutch law are authorized to attend the general meeting of shareholders, to address the meeting and, in so far as they have such right, to vote.
Quorum and voting requirements
Each common share confers the right on the holder to cast one vote at the general meeting of shareholders. Shareholders may vote by proxy. No votes may be cast at a general meeting of shareholders on shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depositary receipts. Nonetheless, the holders of a right of use and enjoyment (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of use and enjoyment (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of use and enjoyment (vruchtgebruik) or a right of pledge (pandrecht). Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a general meeting of shareholders.
Decisions of the general meeting of shareholders are taken by a simple majority of votes cast, except where Dutch law or the Articles of Association provide for a qualified majority or unanimity.
Board of directors
Appointment of directors
Under our Articles of Association, the directors are appointed by the general meeting of shareholders upon binding nomination by our board of directors. However, the general meeting of shareholders may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the board of directors shall make a new nomination.
At a general meeting of shareholders, a resolution to appoint a director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that general meeting of shareholders or in the explanatory notes thereto. Upon the appointment of a person as a director, the general meeting of shareholders shall determine whether that person is appointed as executive director or as non-executive director.

Duties and liabilities of directors
Under Dutch law, the board of directors as a collective is responsible for our management, strategy, policy and operations. The executive directors manage our day-to-day business and operations and implement our strategy. The non-executive directors focus on the supervision on the policy and functioning of the performance of the duties of all directors and our general state of affairs. Each director has a statutory duty to act in the corporate interest of the company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. Any resolution of the board of directors regarding a material change in our identity or character requires approval of the general meeting of shareholders.
Dividends and other distributions
Amount available for distribution
We may only make distributions to our shareholders to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-up and called-up share capital plus any reserves required by Dutch law or by the Articles of Association. Under the Articles of Association, if any of the preferred shares are outstanding, a dividend is first paid out of the profit, if available for distribution, on the preferred shares. Any amount remaining out of the profit is carried to reserve as the board of directors determines. After reservation by the board of directors of any profit, the remaining profit will be at the disposal of the general meeting of shareholders.
We may only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The board of directors is permitted, subject to certain requirements, to declare interim dividends without the approval of the general meeting of shareholders.
Dividends and other distributions shall be made payable not later than the date determined by the board of directors. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).
We do not anticipate paying any cash dividends for the foreseeable future.
Exchange controls
Under existing laws of the Netherlands, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations and similar rules. There are no special restrictions in the articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares.
Squeeze out procedures
Pursuant to Section 92a, Book 2, Dutch Civil Code, a shareholder who—alone or together with group companies—for his own account holds at least 95% of our issued share capital may initiate proceedings against the other shareholders jointly for the transfer of their shares to such shareholder. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal, or the Enterprise Chamber (Ondernemingskamer), and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze out in relation to the other shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

Dissolution and liquidation
Under our Articles of Association, we may be dissolved by a resolution of the general meeting of shareholders, subject to a proposal of the board of directors. In the event of a dissolution, the liquidation shall be effected by the board of directors, unless the general meeting decides otherwise. To the extent that any assets remain after payment of all debts, those assets shall first be distributed to the holders of any outstanding preferred shares in accordance with the procedures set forth in the Articles of Association. After such distribution, the remaining assets shall be distributed to the holders of common shares. All distributions referred to in this paragraph will be made in accordance with the relevant provisions of the laws of the Netherlands.
Dutch Financial Reporting Supervision Act
On the basis of the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), or the FRSA, the Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), or AFM supervises the application of financial reporting standards by Dutch companies whose securities are listed on a Dutch or foreign stock exchange.
Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards and (ii) recommend to us the making available of further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer) order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare our financial reports in accordance with the Enterprise Chamber’s orders.

COMPARISON OF DUTCH CORPORATE LAW AND OUR
ARTICLES OF ASSOCIATION AND U.S. CORPORATE LAW
The following comparison between Dutch corporate law, which applies to us, and Delaware corporation law, the law under which many publicly listed corporations in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. Although we believe this summary is materially accurate, the summary is subject to Dutch law, including Book 2 of the Dutch Civil Code and the DCGC and Delaware corporation law, including the Delaware General Corporation Law.
Corporate governance
Duties of directors
The Netherlands. We have a one-tier board structure consisting of one or more executive directors and one or more non-executive directors.
Under Dutch law, the board of directors as a collective is responsible for the management and the strategy, policy and operations of the company. The executive directors manage our day-to-day business and operations and implement our strategy. The non-executive directors focus on the supervision on the policy and functioning of the performance of the duties of all directors and our general state of affairs. Each director has a statutory duty to act in the corporate interest of the company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. Any resolution of the board of directors regarding a material change in the identity or character of the company requires the approval of the general meeting of shareholders.
Delaware. The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.
Director terms
The Netherlands. The DCGC provides the following best practice recommendations on the terms for directors’ service:
•	Executive directors should be appointed for a maximum period of four years, without limiting the number of consecutive terms executive directors may serve.
•	Non-executive directors should be appointed for two consecutive periods of no more than four years.
Thereafter, non-executive directors may be reappointed for a maximum of two consecutive periods of no more than two years, provided that any reappointment after an eight-year term of office should be disclosed in the company’s annual board report.
The general meeting of shareholders shall at all times be entitled to suspend or remove a director. Under our Articles of Association, the general meeting of shareholders may only adopt a resolution to suspend or remove such director by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital, unless the resolution is passed at the proposal of the board of directors, in which case a simple majority of the votes cast is sufficient.
Delaware. The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.
Director vacancies
The Netherlands. Under Dutch law, directors are appointed and reappointed by the general meeting of shareholders. Under our Articles of Association, directors are appointed by the general meeting of shareholders upon the binding nomination by our board of directors. However, the general meeting of shareholders may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the board of directors shall make a new nomination.
Delaware. The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.
Conflict-of-interest transactions
The Netherlands. Under Dutch law and our Articles of Association, our directors shall not take part in any discussion or decision-making that involves a subject or transaction in relation to which he or she has a conflict of interest with us. Our Articles of Association provide that if as a result thereof no resolution of the board of directors can be adopted, the resolution can nonetheless be adopted by the board of directors as if none of the directors had a conflict of interest. In that case, each director is entitled to participate in the discussion and decision-making process and to cast a vote.
The DCGC provides the following best practice recommendations in relation to conflicts of interests:
•
a director should report any potential conflict of interest in a transaction that is of material significance to the company and/or to such director to the other directors without delay, providing all relevant information in relation to the conflict;

•	the board of directors should then decide, outside the presence of the director concerned, whether there is a conflict of interest;
•	transactions in which there is a conflict of interest with a director should be agreed on arms’ length terms; and
•
a decision to enter into such a transaction in which there is a conflict of interest with a director that is of material significance to the company and/or to such director shall require the approval of the board of directors, and such transactions should be disclosed in the company’s annual board report.

Delaware. The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:
•	the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consent;
•	the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or
•	the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.
Proxy voting by directors
The Netherlands. An absent director may issue a proxy for a specific board meeting but only to another director in writing.
Delaware. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Dutch Corporate Governance Code
The DCGC contains both principles and best practice provisions for boards of directors, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. A copy of the DCGC can be found on www.mccg.nl. As a Dutch company listed on a stock exchange, we are subject to the DCGC and are required to disclose in our annual board report to what we extent comply with the principles and best practice provisions of the DCGC, and where we do not (for example, because of a conflicting Nasdaq requirement or otherwise), we must state why and to what extent we deviate in our annual report. Our most substantial deviations from the DCGC are summarized below.
Internal audit function
We have not established an internal audit department. Our board of directors is of the opinion that adequate alternative measures have been taken in the form of the company’s risk management and control systems and that it is presently not necessary to establish an internal audit function.
Committee chairmanship
Given the current composition of our board of directors, the independence of our directors and their qualifications (as well as the rules applicable to us with respect to the composition of our board of directors and its committees), all committees of our board of directors are chaired by Mr. Fulpius, who is also the chairman of our board of directors. Our board of directors regularly evaluates its composition and that of its committees.
Vice chairman
Given the current organization of the Company, our board of directors has not appointed a vice chairman. Our board of directors is of the opinion that the tasks and duties of the chairman will sufficiently be done by the other non-executive directors.
Company secretary
Given the current organization of the Company, our board of directors has appointed a company secretary.
Compensation
Consistent with market practice in the United States, the trading jurisdiction of our common shares, and in order to further support our ability to attract and retain the right highly qualified candidates for our board of directors:
•
options awarded to our executive directors as part of their compensation could (subject to the terms of the option awards) vest and become exercisable during the first three years after the date of grant;

•	our directors may generally sell our common shares held by them at any point in time, subject to applicable law, company policy and applicable lock-up arrangements;
•	our non-executive directors may be granted compensation in the form of shares, options and/or other equity-based compensation; and
•	our executive directors may be entitled to a severance payment in excess of their respective annual base salaries.
Also, given our current organization and our recent transformation into a listed company, our board of directors has not yet determined the pay ratios within the Company.
Majority requirements for dismissal and overruling binding nominations
Our directors are appointed by our general meeting of shareholders upon the binding nomination by our board of directors. Our general meeting of shareholders may only overrule the binding nomination by a resolution passed by a two thirds majority of votes cast, provided such majority represents more than half of our issued share capital. In addition, except if proposed by our board of directors, our directors may be suspended or dismissed by our general meeting of shareholders at any time by a resolution passed by a two thirds majority of votes cast, provided such majority represents more than half of our issued share capital. The possibility to convene a new general meeting of shareholders as referred to in Section 2:120(3) of the Dutch Civil Code in respect of these matters has been excluded in the our Articles of Association. We believe that these provisions support the continuity of our company and its business and that those provisions, therefore, are in the best interests of our shareholders and our other stakeholders.
Shareholder rights
Voting rights
The Netherlands. In accordance with Dutch law and our Articles of Association, each issued common share and each issued preferred share confers the right to cast one vote at the general meeting of shareholders. Each holder of shares may cast as many votes as it holds shares. No votes may be cast on shares that are held by us or our direct or indirect subsidiaries or on shares for which we or our subsidiaries hold depositary receipts. Nonetheless, the holders of a right of use and enjoyment (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of use and enjoyment (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of use and enjoyment (vruchtgebruik) or a right of pledge (pandrecht).
In accordance with our Articles of Association, for each general meeting of shareholders, the board of directors may determine that a record date will be applied in order to establish which shareholders are entitled to attend and vote at the general meeting of shareholders. Such record date shall be the 28th day prior to the day of the general meeting. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting.
Delaware. Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one-third of the shares entitled to vote at a meeting.
Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.
Shareholder proposals
The Netherlands. Pursuant to our Articles of Association, extraordinary general meetings of shareholders will be held whenever required under Dutch law or whenever our board of directors deems such to be appropriate or necessary. Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law representing at least one-tenth of the issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If our board of directors has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the requesting party or parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting of shareholders.
Also, the agenda for a general meeting of shareholders shall include such items requested by one or more shareholders, and others entitled to attend general meetings of shareholders, representing at least 3% of the issued share capital, except where the articles of association state a lower percentage. Our Articles of Association do not state such lower percentage. Requests must be made in writing or by electronic means and received by the board of directors at least 60 days before the day of the meeting.
In accordance with the DCGC, a shareholder shall exercise the right of putting an item on the agenda only after consulting the board of directors in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy (e.g. the removal of directors), the board of directors should be given the opportunity to invoke a reasonable response time of up to 180 days from the moment the board of directors is informed of the intentions of the shareholder(s). If invoked, the board of directors shall use such response period for further deliberation and constructive consultation, in any event with the shareholders concerned, and shall explore alternatives. At the end of the response time, the board of directors shall report on this consultation and the exploration of alternatives to the general meeting of shareholders. The response period may be invoked only once for any given general meeting of shareholders and shall not apply: (a) in respect of a matter for which a response period has been previously invoked; or (b) if a shareholder holds at least 75% of the Company’s issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a general meeting of shareholders be convened, as described above.
Delaware. Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least €2,000 in market value, or 1% of the corporation’s securities entitled to vote, and has owned such securities for at least one year, may propose a matter for a vote at an annual or special meeting in accordance with those rules.
Action by written consent
The Netherlands. Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided that (i) the articles of association allow such action by written consent, (ii) the company has not issued bearer shares or, with its cooperation, depository receipts for shares in its capital, and (iii) the resolution is adopted unanimously by all shareholders that are entitled to vote. The requirement of unanimity renders the adoption of shareholder resolutions without holding a meeting not feasible for publicly traded companies.
Delaware. Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.
Appraisal rights
The Netherlands. The concept of appraisal rights is not known as such under Dutch law.
However, in accordance with the directive 2005/56/EC of the European Parliament and the Council of 26 October 2005 on cross-border mergers of limited liability companies, Dutch law provides that, to the extent that the acquiring company in a cross-border merger is organized under the laws of another Member State of the European Economic Area, a shareholder of a Dutch disappearing company who has voted against the cross- border merger may file a claim with the Dutch company for compensation. Such compensation is to be determined by one or more independent experts. The shares of such shareholder that are subject to such claim will cease to exist as of the moment of effectiveness of the cross-border merger. Payment by the acquiring company is only possible if the resolution to approve the cross-border merger by the corporate body of the other company or companies involved in the cross-border merger includes the acceptance of the rights of the shareholders of the Dutch company to oppose the cross-border merger. Dutch law also provides for squeeze out procedures as described under “Dividends and other distributions — Squeeze out procedures.”
Delaware. The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.
Shareholder suits
The Netherlands. In the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. Dutch law provides for the possibility to initiate such actions collectively, in which a foundation or an association can act as a class representative and has standing to commence proceedings and claim damages if certain criteria are met. The court will first determine if those criteria are met. If so, the case will go forward as a class action on the merits after a period allowing class members to opt out from the case has lapsed. All members of the class who are residents of the Netherlands and who did not opt-out will be bound to the outcome of the case. Residents of other countries must actively opt in in order to be able to benefit from the class action. The defendant is not required to file defenses on the merits prior to the merits phase having commenced. It is possible for the parties to reach a settlement during the merits phase. Such a settlement can be approved by the court, which approval will then bind the members of the class, subject to a second opt-out. This new regime applies to claims brought after January 1, 2020 and which relate to certain events that occurred prior to that date. For other matters, the old Dutch class actions regime will apply. Under the old regime, no monetary damages can be sought. Also, a judgment rendered under the old regime will not bind individual class members. Even though Dutch law does not provide for derivative suits, directors and officers can still be subject to liability under U.S. securities laws.
Delaware. Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.
Repurchase of shares
The Netherlands. Under Dutch law, when issuing shares, a public company with limited liability such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, subject to certain restrictions of Dutch law and its articles of association, acquire shares in its own capital. A listed public company with limited liability such as ours may acquire fully paid shares in its own capital at any time for no valuable consideration. Furthermore, subject to certain provisions of Dutch law and its articles of association, such company may repurchase fully paid shares in its own capital if (i) the company’s shareholders’ equity less the payment required to make the acquisition does not fall below the sum of paid-up and called-up share capital plus any reserves required by Dutch law or its articles of association and (ii) the aggregate nominal value of shares of the company which the company acquires, holds or on which the company holds a pledge (pandrecht) or which are held by a subsidiary of the company, would not exceed 50% of its then current issued share capital. Such company may only acquire its own shares if its general meeting of shareholders has granted the board of directors the authority to effect such acquisitions.
An acquisition of common shares for a consideration must be authorized by our general meeting of shareholders. Such authorization may be granted for a maximum period of 18 months and must specify the number of common shares that may be acquired, the manner in which common shares may be acquired and the price limits within which common shares may be acquired. Authorization is not required for the acquisition of common shares in order to transfer them to our employees. The actual acquisition may only be effected by a resolution of our board of directors. At our 2020 annual general meeting (the “Annual Meeting”), our board of directors intends to request an annual authorization to cause the repurchase of our common shares and/or preferred shares at our annual general meeting of shareholders for a period of 18 months, subject to the terms specified in such authorization.
No authorization of the general meeting of shareholders is required if common shares are acquired by us with the intention of transferring such common shares to our employees under an applicable employee stock purchase plan.
Delaware. Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Anti-Takeover Provisions
The Netherlands. Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our company more difficult or less attractive, including:
•	the authorization of a class of preferred shares that may be issued by our board of directors to the protective foundation, in such a manner as to dilute the interest of any potential acquirer;
•
the staggered multi-year terms of our directors (with subsequent terms as may be nominated by our board of directors and approved by our general meeting of shareholders), as a result of which only part of our directors may be subject to election or re-election in any one year;

•
a provision that our directors may only be removed at the general meeting of shareholders by a two-thirds majority of votes cast representing at least 50% of our outstanding share capital if such removal is not proposed by our board of directors;

•
our directors being appointed on the basis of a binding nomination by our board of directors, which can only be overruled by the general meeting of shareholders by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital (in which case the board of directors shall make a new nomination);

•
a provision allowing, among other matters, the former chairman of our board of directors or our former chief executive officer, as applicable, to manage our affairs if all of our directors are removed from office and to appoint others to be charged with the management and supervision of our affairs until new directors are appointed by the general meeting of shareholders on the basis of a binding nomination discussed above; and

•	requirements that certain matters, including an amendment of our Articles of Association, may only be brought to our shareholders for a vote upon a proposal by our board of directors.
Delaware. In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.
Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless:
•	the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transactions;
•
after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

•
after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. In most cases, such an amendment is not effective until 12 months following its adoption.

Merger
The Netherlands. The board of directors provides the general meeting of shareholders, within a reasonable amount of time with all information that the shareholders require for the exercise of their powers, unless this would be contrary to an overriding interest of our company. If the board of directors invokes such an overriding interest, it must give reasons.
Delaware. Under the Delaware General Corporation Law, any stockholder may inspect for any proper purpose certain of the corporation’s books and records during the corporation’s usual hours of business.
Removal of directors
The Netherlands. Under our Articles of Association, the general meeting of shareholders shall at all times be entitled to suspend or dismiss a director. The general meeting of shareholders may only adopt a resolution to suspend or dismiss a director by at least a two-thirds majority of the votes cast, if such majority represents more than half of the issued share capital, unless the proposal was made by the board of directors, in which latter case a simple majority is sufficient.
Delaware. Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.
Issuance of shares
The Netherlands. Under Dutch law, a company’s general meeting is the corporate body authorized to resolve on the issuance of shares and the granting of rights to subscribe for shares. The general meeting can delegate such authority to another corporate body of the company, such as the board of directors, for a period not exceeding five years.
At the Annual Meeting, our board of directors intends to request an annual authorization to issue shares and grant rights to subscribe for shares at our annual general meeting of shareholders, subject to the terms and periods specified in such authorization.
Delaware. All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.
Preemptive rights
The Netherlands. Under Dutch law, in the event of an issuance of common shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the common shares held by such holder (with the exception of common shares to be issued to employees or common shares issued against a contribution other than in cash or pursuant to the exercise of a previously acquired right to subscribe for shares). Under our Articles of Association, the preemptive rights in respect of newly issued common shares may be restricted or excluded by a resolution of the general meeting of shareholders upon proposal of the board of directors. Our preferred shares carry no preemptive rights.
The board of directors may restrict or exclude the preemptive rights in respect of newly issued common shares if it has been designated as the authorized body to do so by the general meeting of shareholders. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate the board of directors as the authorized body to do so requires a majority of not less than two-thirds of the votes cast, if less than one-half of our issued share capital is represented at the meeting.

In conjunction with our requested annual authorization to issue shares and grant rights to subscribe for shares at the Annual Meeting, subject to the terms and periods specified in such authorization (see above under “Issuance of shares”) our board of directors intends to request authorization to limit or exclude preemptive rights in relation to such an issuance or grant.
Delaware. Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.
Dividends
The Netherlands. Dutch law provides that dividends may be distributed after adoption of the annual accounts by the general meeting of shareholders from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed only to the extent the shareholders’ equity exceeds the amount of the paid-up and called-up issued share capital and the reserves that must be maintained under the law or the Articles of Association. Interim dividends may be declared as provided in the Articles of Association and may be distributed to the extent that the shareholders’ equity exceeds the amount of the paid-up and called-up issued share capital plus any reserves as described above as apparent from our financial statements. Under Dutch law, the Articles of Association may prescribe that the board of directors decide what portion of the profits are to be held as reserves.
Under the Articles of Association, first, a dividend is paid out of the profit, if available for distribution, on the preferred shares (if applicable). Any amount remaining out of the profit is carried to reserve as the board of directors determines. After reservation by the board of directors of any profit, the remaining profit will be at the disposal of the general meeting of shareholders. We only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The board of directors is permitted, subject to certain requirements, to declare interim dividends without the approval of the general meeting of shareholders.
Dividends and other distributions shall be made payable not later than the date determined by the board of directors. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).
Delaware. Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of common stock, property or cash.
Shareholder vote on certain reorganizations
The Netherlands. Under Dutch law, the general meeting of shareholders must approve resolutions of the board of directors relating to a significant change in the identity or the character of the company or the business of the company, which includes:
•	a transfer of the business or virtually the entire business to a third party;
•
the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and

•
the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one-third of the amount of its assets according to its balance sheet and explanatory notes or, if the company prepares a consolidated balance sheet, according to its consolidated balance sheet and explanatory notes in the last adopted annual accounts of the company.

Delaware. Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.
Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger, and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.
Remuneration of directors
The Netherlands. Under Dutch law and our Articles of Association, we must adopt a remuneration policy for our board of directors. Such remuneration policy shall be adopted by the general meeting of shareholders upon the proposal of the board of directors. The board of directors determines the remuneration of individual directors with due observance of the remuneration policy. Our executive directors may not participate in the discussions or decision-making regarding the remuneration of executive directors. A proposal by the board of directors with respect to remuneration schemes in the form of shares or rights to shares is submitted by the board of directors to the general meeting of shareholders for its approval. This proposal must set out at least the maximum number of shares or rights to subscribe for shares to be granted to the board of directors and the criteria for granting or amendment.
Delaware. Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of executive compensation may be subject to stockholder vote due to the provisions of U.S. federal securities and tax law, as well as exchange requirements.
Listing. Our common shares are listed on the Nasdaq Global Select Market under the symbol “IFRX.” On June 26, 2020, the last reported sale price of our common shares was $4.70.

DESCRIPTION OF DEBT SECURITIES
The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including our common shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.
We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.
Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:
•	classification as senior or subordinated debt securities;
•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•
if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;
•	the date or dates on which the principal of the debt securities may be payable;
•	the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;
•
the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest shall be payable;
•
our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•
our obligation, if any, of the Company to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;

•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;
•	if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;
•	whether the debt securities will be issued in the form of global securities;
•	provisions, if any, for the defeasance of the debt securities;
•	any U.S. federal income tax consequences; and
•	other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt
We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.
Subordinated Debt
We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:
•
subject to Dutch law, any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

•
(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and

•
the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery
We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.
Events of Default
When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:
(1)	default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;
(2)	default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;
(3)
default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)	the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or
(5)	any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.
If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.
The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.
Satisfaction, Discharge and Defeasance
We may discharge our obligations under each indenture, except as to:
•	the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;
•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•	the rights of holders of the debt securities to receive payments of principal and interest;
•	the rights, obligations and immunities of the trustee; and
•	the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);
when:
•	either:
•	all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or
•
all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and
•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”) or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series (“covenant defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:
•
we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;
•	U.S. government obligations; or
•	a combination of money and U.S. government obligations,
in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;
•
we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;
•
if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.
We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, common shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the designation, number and terms of the debt securities, common shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•	the exercise price of the warrants;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued;
•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•	any other specific terms of the warrants.
The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. A purchase by us or any of our subsidiaries of common shares pursuant to any such purchase contract shall be subject to certain restrictions under Dutch law that generally apply to a repurchase of shares. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more common shares, debt securities, warrants, purchase contracts or any combination of such securities. The applicable prospectus supplement will describe:
•
the terms of the units and of the common shares, debt securities, warrants and/or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form, and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of InflaRx N.V., its affiliates, the trustees, the warrant agents, the unit agents or any other agent of InflaRx N.V., agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell the securities in one or more of the following ways (or in any combination) from time to time:
•	through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser;
•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•	through agents; or
•	through any other method permitted by applicable law and described in the applicable prospectus supplement.
The prospectus supplement will state the terms of the offering of the securities, including:
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of such securities and the proceeds to be received by us, if any;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.
Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•	negotiated transactions;
•	at a fixed public offering price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the common shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any common share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our common shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.
The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of securities will be a new issue of securities and will have no established trading market, other than our common shares, which are listed on Nasdaq Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common shares, may or may not be listed on a national securities exchange.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.
We incorporate by reference the following documents or information that we have filed with the SEC:
•	our 2019 Annual Report on Form 20-F for the fiscal year ended December 31, 2019, or the Annual Report;
•	our Forms 6-K filed on March 2, 2020, May 21, 2020 and June 30, 2020; and
•
the description of our common shares contained in our registration statement on Form 8-A filed with the SEC on November 7, 2017, as updated by the description of our common shares filed as Exhibit 2.4 to the Annual Report, including any amendments or supplements thereto.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.
Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing at Winzerlaer Str. 2, 07745 Jena, Germany or via telephone at (+49) 3641 508 180. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information filed by us electronically at http://www.sec.gov.

ENFORCEMENT OF CIVIL LIABILITIES
We are a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands and our headquarters is located in Germany. Substantially all of our assets are located outside the United States. The majority of our executive officers and directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.
There is currently no treaty between the United States and the Netherlands for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the Netherlands unless the underlying claim is relitigated before a Dutch court of competent jurisdiction. Under current practice, however, a Dutch court will generally, subject to compliance with certain procedural requirements, grant the same judgment without a review of the merits of the underlying claim if such judgment (i) is a final judgment and has been rendered by a court, which has established its jurisdiction vis-à-vis the relevant Dutch companies or Dutch company, as the case may be, on the basis of internationally accepted grounds of jurisdiction, (ii) has not been rendered in violation of principles of proper procedure (behoorlijke rechtspleging), (iii) is not contrary to the public policy of the Netherlands, and (iv) is not incompatible with (a) a prior judgment of a Dutch court rendered in a dispute between the same parties, or (b) a prior judgment of a foreign court rendered in a dispute between the same parties, concerning the same subject matter and based on the same cause of action, provided that such prior judgment is capable of being recognized in the Netherlands and except to the extent that the foreign judgment contravenes Dutch public policy (openbare orde). Dutch courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Code of Civil Procedure. Based on the foregoing, there can be no assurance that U.S. investors will be able to enforce any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities.
The United States and Germany currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, in civil and commercial matters. Consequently, a final judgment for payment or declaratory judgments given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Germany. German courts may deny the recognition and enforcement of a judgment rendered by a U.S. court if they consider the U.S. court not to be competent or the decision to be in violation of German public policy principles. For example, judgments awarding punitive damages are generally not enforceable in Germany. A German court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.
In addition, actions brought in a German court against us, our directors, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. German procedural law does not provide for pre-trial discovery of documents, nor does Germany support pre-trial discovery of documents under the 1970 Hague Evidence Convention. Proceedings in Germany would have to be conducted in the German language and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, our directors, our senior management and the experts named in this prospectus.

EXPENSES
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.
Amount To Be Paid
SEC registration fee	$25,960
FINRA filing fee	$225,500**
Transfer agent’s fees	*
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$25,960
*	To be provided by a prospectus supplement or a Report on Form 6–K that is incorporated by reference into this prospectus.
**	Previously paid in connection with the filing of the Registration Statement.

LEGAL MATTERS
The validity of the common shares and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V. Certain matters of U.S. federal and New York State law will be passed upon for us by Kirkland & Ellis LLP, New York, New York.
EXPERTS
The consolidated financial statements of InflaRx N.V. as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 have been incorporated by reference in reliance upon the report of KPMG AG Wirtschaftsprüfungsgesellschaft, Leipzig, Germany, independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

InflaRx N.V.
9,411,765 Ordinary Shares
Prospectus Supplement
Sole Booking-Running Manager
Raymond James
Co-Manager
LifeSci Capital
April 11, 2023